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                             AGREEMENT AND PLAN OF MERGER


                                       between


                       EQUITY COMPRESSION SERVICES CORPORATION,


                             OEC ACQUISITION CORPORATION


                             OUACHITA ENERGY CORPORATION

                                         and

                                   DENNIS W. ESTIS


                               Dated as of May 15, 1997


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                                   TABLE OF CONTENTS


                                                                      PAGE NO.
                                                                      --------

ARTICLE 1.............................................................    2
    1.   THE MERGER...................................................    2
         1.1  THE MERGER..............................................    2
         1.2  THE CLOSING.............................................    2
         1.3  EFFECTIVE TIME..........................................    2
         1.4  SCHEDULES...............................................    2
         1.5  DUE DILIGENCE PERIOD....................................    3

ARTICLE 2.............................................................    3
    2.   CERTIFICATE OF INCORPORATION AND BYLAWS OF THE
         SURVIVING CORPORATION........................................    3
         2.1  CERTIFICATE OF INCORPORATION............................    3
         2.2  BYLAWS..................................................    3

ARTICLE 3.............................................................    3
    3.   DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION..........    3
         3.1  DIRECTORS...............................................    3
         3.2  OFFICERS................................................    4

ARTICLE 4.............................................................    4
    4.   EFFECT OF THE MERGER ON SECURITIES OF MERGER SUB AND COMPANY.    4
         4.2 COMPANY SECURITIES.......................................    4
         4.3 EXCHANGE OF CERTIFICATES REPRESENTING COMPANY
             COMMON STOCK.............................................    5

ARTICLE 5.............................................................
    5.  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER.............    5
         5.2  AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS........    6
         5.3  CAPITALIZATION..........................................    6
         5.4  OTHER INTERESTS.........................................    7
         5.5  NO VIOLATION............................................    7
         5.7  FINANCIAL STATEMENTS....................................    8
         5.8  ABSENCE OF CERTAIN CHANGES..............................    9
         5.9  TAXES...................................................   10
         5.10 REORGANIZATION..........................................   11
         5.11 CONTRACTS, AGREEMENTS, PLANS AND COMMITMENTS............   12
         5.12 LITIGATION..............................................   13
         5.13 TITLE TO PROPERTY; ABSENCE OF LIENS AND ENCUMBRANCES....   14
         5.14 Employee Benefit Matters................................   15
         5.15 LEASES..................................................   16
         5.16 INSURANCE...............................................   16
         5.17 PATENTS, TRADEMARKS AND COPYRIGHTS......................   17
         5.18 PERMITS.................................................   17

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         5.19 PERSONNEL DATA; LABOR RELATIONS.........................   17
         5.20 COMPLIANCE WITH LAWS....................................   19
         5.21 INVENTORY...............................................   19
         5.22 TRANSACTIONS WITH RELATED PARTIES.......................   19
         5.23 ENVIRONMENTAL COMPLIANCE................................   19
         5.24 ACCOUNTS RECEIVABLES....................................   21
         5.25 CUSTOMERS AND SUPPLIERS.................................   22
         5.26 IMPROPER PAYMENTS.......................................   22
         5.27 NO BROKER...............................................   22
         5.28 WARRANTY CLAIMS.........................................   23
         5.29 INVESTMENT REPRESENTATION...............................   23
         5.31 LIST OF BANK ACCOUNTS...................................   24
         5.32 COMPLETENESS OF SCHEDULES AND EXHIBITS; FULL DISCLOSURE.   24

ARTICLE 6.............................................................   24
    6. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB........   24
         6.1  EXISTENCE; GOOD STANDING; CORPORATE
              AUTHORITY; COMPLIANCE WITH LAW..........................   24
         6.2  AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS........   25
         6.3  Capitalization..........................................   25
         6.4  Subsidiaries............................................   26
         6.5  Other Interests.........................................   26
         6.6  NO VIOLATION............................................   27
         6.7  SEC DOCUMENTS...........................................   27
         6.8  ABSENCE OF CERTAIN CHANGES..............................   28
         6.9  LITIGATION..............................................   29
         6.10 TAXES...................................................   30
         6.11 COMPLIANCE WITH LAWS....................................   30
         6.12 CONTRACTS, AGREEMENTS, PLANS AND COMMITMENTS............   30
         6.13 Employee Benefit Matters................................   31
         6.14 Environmental Compliance................................   32
         6.15 INSURANCE...............................................   33
         6.16 PATENTS, TRADEMARKS AND COPYRIGHTS......................   33
         6.17 PERMITS.................................................   34
         6.18 PERSONNEL DATA; LABOR RELATIONS.........................   34
         6.19 PARENT COMMON STOCK.....................................   35
         6.20 CONVERTIBLE SECURITIES..................................   35
         6.21 NO BROKERS..............................................   35
         6.22 MERGER REPRESENTATIONS..................................   36
         6.23 Customers and Suppliers.................................   36
         6.24 IMPROPER PAYMENTS.......................................   36
         6.25 COMPLETENESS OF SCHEDULES AND EXHIBITS; FULL DISCLOSURE.   37

ARTICLE 7.............................................................   37
         7.1  Covenants of the Company and the Shareholder............   37
              (A)  CERTAIN CHANGES....................................   37
              (B)  OPERATION OF BUSINESS..............................   38
              (C)  ACCESS.............................................   38
              (D)  REASONABLE COMMERCIAL EFFORTS......................   39
              (E)  PUBLIC ANNOUNCEMENTS...............................   39

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              (F)  NOTICE.............................................   39
              (G)  EXCLUSIVITY........................................   39
              (H)  Reorganization.....................................   40
              (I)  LEASE FOR FARM PROPERTY............................   40
              (J)  PARENT COMMON STOCK OWNERSHIP......................   40
         7.2  Covenants of the Merger Sub.............................   40
              (A)  CERTAIN CHANGES....................................   40
              (B)  OPERATION OF BUSINESS..............................   41
              (C)  ACCESS.............................................   42
              (D)  REASONABLE COMMERCIAL EFFORTS......................   42
              (E)  PRESERVATION OF BOOKS AND RECORDS..................   42
              (F)  PUBLIC ANNOUNCEMENTS...............................   42
              (G)  CONFIDENTIAL INFORMATION...........................   42
              (H)  CONDUCT OF BUSINESS................................   43
              (I)  EMPLOYEE BENEFITS..................................   43
              (J)  MERGER.............................................   43

ARTICLE 8.............................................................   44
         8.   CONDITIONS..............................................   44
              8.1  CONDITIONS TO THE OBLIGATIONS OF THE
              MERGER SUB AND THE PARENT...............................   44
              (A)  COMPLIANCE.........................................   44
              (B)  OFFICERS' CERTIFICATE..............................   44
              (C)  LEGAL OPINION......................................   44
              (D)  NO ORDERS..........................................   45
              (E)  SECRETARY'S CLOSING CERTIFICATE....................   45
              (F)  ABSENCE OF LITIGATION..............................   45
              (G)  THIRD PARTY CONSENTS...............................   45
              (H)  LEGISLATION........................................   45
              (I)  TERMINATION OF EXISTING LEASE......................   45
              (J)  EMPLOYMENT CONTRACT................................   46
              (K)  OTHER EMPLOYMENT AGREEMENT.........................   46
              (L)  MATERIAL ADVERSE CHANGE............................   46
              (M)  BANK ACCOUNTS......................................   46
              (N)  ENVIRONMENTAL REVIEW REPORT........................   46
              (O)  FINANCING..........................................   46
              (P)  REGISTRATION RIGHTS AGREEMENT......................   46
              (R)  ASSET PURCHASE AGREEMENT...........................   46
              (S)  INDEMNIFICATION AGREEMENT..........................   46
              (T)  Shareholder Approval...............................   46
              (U)  Reorganization.....................................   47
         8.2  Conditions to the Obligations of the Company
              and the Shareholder.....................................   47
              (A)  COMPLIANCE.........................................   47
              (B)  OFFICERS' CERTIFICATE..............................   47
              (C)  LEGAL OPINION......................................   47
              (D)  NO ORDERS..........................................   47
              (E)  ACTIONS AND PROCEDURES.............................   47
              (F)  THE SHAREHOLDER EMPLOYMENT AGREEMENT AND THE OTHER
                   EMPLOYMENT AGREEMENTS..............................   47
              (G)  BOARD SEATS........................................   48
              (H)  REGISTRATION RIGHTS AGREEMENT......................   48
              (I)  ASSET PURCHASE AGREEMENT...........................   48
              (J)  The Indemnification Agreement......................   48

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              (K)  SHAREHOLDER APPROVAL...............................   48
              (L)  ABSENCE OF LITIGATION..............................   48
              (M)  THIRD PARTY CONSENTS...............................   48
              (N)  Reorganization.....................................   48

ARTICLE 9.............................................................   48
    9.   TERMINATION..................................................   48
         9.1  GROUNDS FOR TERMINATION.................................   48
         9.2  EFFECT OF TERMINATION...................................   49

ARTICLE 10............................................................   50
         10.1   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                AGREEMENTS............................................   50
         10.2   Notices...............................................   50
         10.3   Assignment, Binding Effect............................   51
         10.4   ENTIRE AGREEMENT......................................   51
         10.5   AMENDMENT.............................................   52
         10.6   GOVERNING LAW.........................................   52
         10.7   COUNTERPARTS..........................................   52
         10.8   HEADINGS..............................................   52
         10.9   INTERPRETATION........................................   52
         10.10  Waivers...............................................   52
         10.11  GENERAL INTERPRETIVE PRINCIPLES.......................   53
         10.12  Reproduction of Documents.............................   53
         10.13  SEVERABILITY..........................................   54
         10.14  ENFORCEMENT OF AGREEMENT..............................   54
         10.15  SUBSIDIARIES..........................................   54
         10.16  CHANGES IN APPLICABLE LAW.............................   54

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                             AGREEMENT AND PLAN OF MERGER

    This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 15, 1997, by and between EQUITY COMPRESSION SERVICES CORPORATION, an Oklahoma corporation (the "Parent"), OEC ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent (the "Merger Sub"), OUACHITA ENERGY CORPORATION, a Louisiana corporation (the "Company") and DENNIS W. ESTIS (the "Shareholder"). The Parent, the Merger Sub, the Company and the Shareholder are sometimes collectively referred to herein as the "Parties" and individually as a "Party".

                                       RECITALS

    WHEREAS, the Boards of Directors of Parent and Company each have determined that a business combination between Parent and Company is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly, have agreed to effect the merger provided for herein (the "Merger") upon the terms and subject to the conditions set forth herein; and

    WHEREAS, it is intended that, for federal income tax purposes, that the Merger will qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"); and

    WHEREAS, the Parent, the Merger Sub, Ouachita Energy Partners, Ltd., a Louisiana corporation ("OEP"), Ouachita Compression Group, LLC., a Louisiana limited liability corporation ("OEG") and the Shareholder are parties to an Asset Purchase and Sales Agreement dated as of May 15, 1997 (the "Asset Purchase Agreement") under which the Merger Sub will acquire all or substantially all of the assets of and assume certain liabilities of OEP and OEG (collectively, the "Sellers") and acquire certain assets of the Shareholder; and

    WHEREAS, the Parent is the sole stockholder of the Merger Sub; and

    WHEREAS, the Shareholder is the principal shareholder/owner of each of the Sellers and the Company (collectively referred to herein as the "Companies"); and

    WHEREAS, the Parent, the Merger Sub, the Company and the Shareholder desire to make certain representations, warranties and agreements in connection with the Merger.

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    NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, and after good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby contract and agree as follows:

                                      ARTICLE 1

    1.   THE MERGER.

    1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined), the Company shall be merged with and into the Merger Sub in accordance with this Agreement, and the separate corporate existence of the Company shall thereupon cease (the "Merger"). The Merger Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in the Delaware General Corporation Law (the "DGCL") and
Section 115 of the Louisiana Business Corporation Law (the "LBCL").

    1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Schlanger, Mills, Mayer & Grossberg, LLP at 10:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article 8 shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as Parent and Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

    1.3  EFFECTIVE TIME.  If all the conditions to the Merger set forth in
Article 8 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 9, the parties hereto shall cause a Certificate of Merger meeting the requirements of Section 251 of the DGCL and Section 112 of the LBCL to be properly
executed and filed in accordance with such Section on the Closing Date.   The
Merger shall become effective at the time of filing of the Certificate of Merger with the Secretaries of State of the States of Delaware and Louisiana in accordance with the DGCL and the LBCL or at such later time which the Parties shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

    1.4 SCHEDULES. The Parties agree that each Party shall prepare and deliver to the other Parties the schedules called for in this Agreement as promptly as possible following the execution of this Agreement but in all events prior to May 30, 1997 (the "Schedule Delivery Date"). The Parties acknowledge that, as set forth in the Confidentiality Agreement (as hereafter defined), the contracts and disclosures contained therein will omit the identity of the customers of each of the Parent and the Company, however each such Party shall disclose such information no later than three business days prior to the Closing.

    1.5 DUE DILIGENCE PERIOD. The Parties agree that the obligation of the Parties to close the transaction evidenced by this Agreement is subject to the satisfactory completion by each Party of its due diligence on or before June
18, 1997 (the "Due Diligence Expiration Date"). If any Party elects not to close, then such Party may cancel this Agreement by mailing or otherwise sending to the other Parties written notice of its intent to terminate this Agreement within five business days following the Due Diligence Expiration Date (the "Termination Notice"). Upon mailing or otherwise sending to other Parties the Termination Notice, the terminating Party and its affiliate (i.e. the Sellers and the Shareholders on one hand and the Merger Sub and the Parent on the other hand) shall be deemed released from all of their respective obligations, liabilities, and duties under this Agreement and this Agreement shall be considered to be terminated and of no further force or effect as of such date except for any confidentiality obligations contained herein or in the Confidentiality Agreement (as hereinafter defined).

                                      ARTICLE 2

    2.   CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION.

    2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Merger Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable laws; provided, however, the name of the Merger Sub shall be changed to be the same as the Company.

    2.2 BYLAWS. The Bylaws of the Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

                                      ARTICLE 3

    3.   DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.

    3.1 DIRECTORS. The directors of the Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

    3.2 OFFICERS. The officers of the Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

                                      ARTICLE 4

    4.   EFFECT OF THE MERGER ON SECURITIES OF MERGER SUB AND COMPANY.

    4.1 MERGER SUB STOCK. At the Effective Time, each share of common stock, $0.01 par value, of the Merger Sub outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock, $0.01 par value, of the Surviving Corporation.

    4.2 COMPANY SECURITIES.

    (a) At the Effective Time, all of the shares of common stock $1.00 par value per share of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on part of the holder thereof, be converted into seven million six hundred thousand (7,600,000) shares (the "Merger Consideration") of Parent Common Stock, $0.01 par value per share ("Parent Common Stock"). Set forth on Schedule 4.2(A) attached hereto is an allocation of the Merger Consideration among the shareholders of the Company. The Shareholder and the other shareholders of the Company (collectively the "Company Shareholders") will prior to the Schedule Delivery Date authorize and direct the Merger Sub and the Parent to pay and/or deliver the Merger Consideration in accordance with the allocation set forth on such Schedule.

    (b) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time all shares of Company Common Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive, without interest, the Parent Common Stock upon the surrender of a certificate (a "Company Certificate") representing such shares of Company Common Stock.

    (c) Each share of Company Common Stock issued and held in Company's treasury at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor.

    (d) All options (individually, a "Company Option" and collectively, the "Company Options") outstanding at the Effective

Time under any Company stock option plan (the "Company Stock Option Plans") shall be cancelled as of the Effective Time.

    4.3  EXCHANGE OF CERTIFICATES REPRESENTING COMPANY COMMON STOCK.

    (a) As of the Effective Time, Parent shall issue to the Company Shareholders certificates representing the shares of Parent Common Stock (such certificates representing shares of Parent Common Stock in exchange for outstanding shares of Company Common Stock as set forth on Schedule 4.2(a). The Company Shareholders shall deliver their Company Certificates representing all outstanding shares of Company Common Stock for cancellation in accordance with the terms of this Agreement.

    (b) At or after the Effective Time, there shall be no transfers on the stock transfer books of Company of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates for shares of Parent Common Stock deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 4.

    (c) In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and in which such person agrees to indemnify and hold the Surviving Corporation harmless against any claim that may be made against it with respect to such Company Certificate, the Surviving Corporation will issue in exchange for such lost, stolen or destroyed Company Certificate the shares of Parent Common Stock deliverable in respect thereof pursuant to this Agreement.

                                      ARTICLE 5

    5. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. The Shareholder represents and warrants to the Parent and the Merger Sub as to the following:

    5.1 EXISTENCE, GOOD STANDING, CORPORATE AUTHORITY, COMPLIANCE WITH LAW. The Company is a corporation duly organized, validly existing and in good
standing under the laws of the State of Louisiana.   The Company is duly
licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, properties, assets, results of operations, condition (financial or otherwise) or prospects of the Company and the Sellers on a combined basis (a "Company Material Adverse Effect"). The Company has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. The Company and the Shareholder will deliver to the Merger Sub true, correct and complete copies of the Certificates or Articles of Incorporation and bylaws, regulations or equivalent governing instruments, each as amended to the date hereof, of the Company on or prior to the Schedule Delivery Date.

    5.2 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Subject to the approval of the Company Shareholders in accordance with applicable law, the execution and delivery of this Agreement by the Company and the Shareholder, the performance by the Company and the Shareholder of all the terms and conditions hereof to be performed by the Company and the Shareholder and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite action (shareholder and board approval and otherwise) on the part of the Company. The shareholders of the Company have approved or prior to the Schedule Delivery Date will approve the allocation of the Merger Consideration set forth on Schedule 4.2(A). Subject to the approval of the Company Shareholders, this Agreement constitutes the valid and binding obligation of each of the Company and the Shareholder enforceable against each of the Company and the Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general equitable principles (whether or not such enforceability is considered in a proceeding at law or in equity).

    5.3 CAPITALIZATION. The authorized capital stock of Company consists of 1,000,000 shares of Company Common Stock at $1.00 par value. As of the date hereof, there were the number of shares of Company Common Stock set forth on
Schedule 5.3 issued and outstanding. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth on Schedule 5.3 hereof, there are not, at the date of this Agreement, any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company to issue, transfer or sell any shares of capital stock of Company. After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of capital stock of Company or the Surviving Corporation pursuant to any Company Benefit Plan (as defined in Section 5.10). (((MARK)))

    5.4 OTHER INTERESTS. The Company does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity other than investments, in short term investment securities and corporate partnering, development, cooperative marketing and similar undertakings entered into in the ordinary course of business.

    5.5 NO VIOLATION. Neither the execution and delivery by Company of this Agreement nor, subject to the approval of the Company's Shareholders as set forth herein, the consummation by Company of the transactions contemplated hereby in accordance with the terms hereof, will: (i) conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of the Company; (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of its existing Company Stock Option Plans, or any grant or award made under any of the foregoing; (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of Companies or any of them under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which any of the Companies is a party, or by which any of the Companies or any of their respective properties is bound or affected, except for any of the foregoing matters which would not have a Company Material Adverse Effect; or (iv) other than the filings provided for in Article 1 require any material consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would have a Company Material Adverse Effect.

    5.6 NO DEFAULT; COMPLIANCE WITH LAWS AND REGULATIONS. Except as set forth on Schedule 5.6 attached hereto, neither the Shareholder (as to the business of the Companies) nor any of the Companies are in default or in violation of, and no condition exists that with notice or lapse of time or both would constitute a default or violation of (i) any loan, contract, note, instrument, or agreement, or (ii) law, rules or regulations applicable to any of the Companies or the Shareholder and there are no Orders (as defined in the Asset Agreement) by any Governmental Body (as defined in the Asset Agreement) or rendered against affecting any of the Companies.

    5.7 FINANCIAL STATEMENTS. The Company and the Shareholder heretofore have delivered to the Merger Sub and the Parent copies of (i) the audited combined balance sheets of the Companies as of November 30, 1996 and 1995 and the related statements of income and cash flows for such periods (the "Annual Financial Statements"); and (ii) the unaudited combined balance sheet of the Companies as of March 31, 1997 (the "Balance Sheet Date") together with the related statements of income and cash flows for the four (4) month period then ended (the "Interim Financial Statements").

    The Annual Financial Statements and the Interim Financial Statements are collectively referred to as the "Financial Statements"). The Financial Statements present fairly, in accordance with GAAP (as hereinafter defined), the financial position of the Companies on a combined basis as of the dates indicated and the results of operations and changes in financial position of the Companies on a combined basis, for the periods reflected in the Financial Statements, except that the Interim Financial Statements do not contain customary footnote disclosures and are subject to normal year end adjustments. None of the Companies have any debt or liability of any kind, whether accrued, absolute, contingent or otherwise, including, without limitation, any debt or liability on account of taxes or any governmental charges or penalty, interest or fines, except as reflected in the Financial Statements or in a schedule attached to this Agreement other than liabilities or obligations incurred by the applicable Company in the ordinary course of business after the period covered by such Financial Statements. All material income of each of the Companies as reflected on the Financial Statements consists solely of ordinary operating profits and none of such income consists of (i) income from a source other than operations of the business of the Companies or (ii) a transaction outside the ordinary course of business of the Companies, (whether or not such transaction would otherwise be considered extraordinary under GAAP). "GAAP" means generally accepted accounting principles set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements by the Financial Accounting Standards Board or in such other statement by such other entity as may be generally recognized as the successors for the aforementioned; and shall also mean the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period unless specific exemption is noted in the financial statements where a change of accounting method, principle or presentation has occurred.

    5.8 ABSENCE OF CERTAIN CHANGES. Except as disclosed to the Merger Sub in this Agreement, the Financial Statements, Schedule 5.8 attached hereto, or in any other schedule to this Agreement, since the Balance Sheet Date, there has not been:

         (i) any material adverse change in the business, properties, assets of the Companies (or any of them) other than changes caused by general conditions in the industry in which the Companies transact business;

         (ii) any damages, destruction or loss, whether covered by insurance or not, which has had, or might be expected to have, a Company Material Adverse Effect;

         (iii) any material change by the Companies (or any of them) in accounting methods or principles which would be required to be disclosed under GAAP;

         (iv) any issuance by the Companies or any of them of any shares of capital stock;

         (v) any sale, lease or other disposition of properties and assets of the Companies (or any of them), except in the ordinary course of business;

         (vi) any merger or consolidation of the Companies (or any of them) with any other corporation, partnership, limited liability company, person or entity or any acquisition by the Companies (or any of them) of the stock or business of another corporation, partnership, limited liability company or other entity;

         (vii) any borrowing, or agreement to borrow funds, by the Companies (or any of them) or any termination or material amendment of any evidence of indebtedness, contract, agreement, deed, mortgage, lease, license or other instrument, commitment or agreement to which the Companies (or any of them) are bound or by which their properties are bound and is material to the business, condition (financial or otherwise), results of operation or prospects of the Companies (or any of them);

         (viii) any declaration or payment of any dividend on, or any other distribution with respect to, the equity securities of the Companies (or any of them);

         (ix) any material increase in the compensation payable or to become payable by the Companies (or any of them) to the directors, officers or employees of Companies (or any of them) or the Shareholder, or any increase in benefits or benefit plan costs (other than costs outside of the control of the

     Companies), or any increase in any bonus, insurance, pension, compensation or other benefit plan made for or with or covering any directors, officers or directors;

         (x)  any reclassification of any asset or liability;

         (xi) any amendment, modification, or termination of any material contract, agreement, plan or commitment;

         (xii) any mortgage, pledge, grant of any lien or security interest or other encumbrance of any asset of the Companies (or any of them);

         (xiii) any waiver or release of any material right or claim of the Companies (or any of them) that singly, or in the aggregate, is material to the business, assets, condition (financial or otherwise), results of operation or prospects of the Companies (or any of them);

         (xiv) any significant labor trouble or any damage, destruction or loss of property by fire or other casualty, whether or not covered by insurance, adversely affecting the property, assets, condition (financial or otherwise), prospects of the Companies (or any of them) or any related property;

         (xv) removal, from any building, facility or real property of any of the assets of the Companies (or any of them);

         (xvi) any transactions between or with affiliates of the Companies (or any of them) or the Shareholder, except as set forth on Schedule 3.01(S) of the Asset Purchase Agreement; or

         (xvii) any contract, understanding or commitment to do any of the foregoing.

     5.9  TAXES.  Except as set forth on Schedule 5.9 attached hereto:

         (i) The Companies have each timely filed or caused to be timely filed all material federal, state and local tax returns for taxes, and all such tax returns are proper, complete and accurate and copies of which have been delivered to the Merger Sub.

         (ii) The Companies have paid or caused to be paid all taxes which have become due, except for taxes the failure of which to pay would not have a Company Material Adverse Effect.

         (iii) The amounts set up as provisions for taxes on the Interim Financial Statements (and the notes and year-end accruals attached thereto) are sufficient for the payment of all accrued and unpaid taxes of any kind, except for taxes the failure of which to pay would not have a Company Material Adverse Effect.

         (iv) Neither Companies (or any of them) nor the Shareholder have received or have no knowledge of any notice of deficiency or assessment with respect to the Companies (or any of them) or any basis for any of the
    foregoing, from any taxing authorities.   Neither the Companies (or any of
    them) nor the Shareholder has been notified by the IRS that the IRS intends to audit the federal income tax returns of the Companies (or any of them) or the Shareholder.

         (v)  There is no litigation, governmental or other proceeding
    (formal or informal), or investigation pending, or, to the Shareholder's knowledge, threatened with respect to any such federal, state or local income tax return. There are no tax liens upon, pending against or, to the knowledge of the Company or the Shareholder, threatened against any property of the Companies or any of them.

         (vi) Neither the Companies (or any of them) or the Shareholder have given or been requested to give any waiver of any statute of limitations related to the payment of any foreign, federal, state or local tax.

         (vii) The amounts withheld by each of the Companies and paid to the appropriate Governmental Body for all periods include all amounts necessary to fully and completely comply with all withholding provisions of applicable law.

         (viii) To the best of the Shareholder's knowledge, consummation of the transactions contemplated by this Agreement will not result in the imposition or creation of any tax obligation on any of the Companies.

    Other than the representations and warranties set forth in Sections 5.10,
5.14 and 5.19, the representations and warranties contained in this Section 5.9 are intended to the be sole representations and warranties of the Shareholder with respect to compliance by the Companies with tax laws.

    5.10 REORGANIZATION. With respect to the qualification of the Merger as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code: (a) to the best knowledge of Shareholder, there is no plan or intention on the part of Company Shareholders to sell, exchange, or otherwise dispose of a number of shares of Parent Common Stock received in the Merger that would reduce the Company Shareholders' ownership of Parent Common Stock to a number of shares of Parent Common Stock having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding shares of Company Common Stock as of the same date, provided, that shares of Company Common Stock and Parent Common Stock held by holders of Company Common Stock and otherwise sold, redeemed or disposed of prior or subsequent to the Merger will be considered in making this representation; as of the Effective Time and immediately following the Merger, the Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Merger, provided that all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of the Company immediately prior to the Merger; at the time of the Merger, the Company will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire Company Stock that, if exercised or converted, would affect Parent's acquisition or retention of control of Company, as defined in Section 368(c) of the Code; the Company is not an investment company as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code; on the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities plus (without duplication) the amount of liabilities, if any, to which the assets are subject; the Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code; to the best of the Shareholder's knowledge, none of the compensation received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of Company Stock; to the best of the Shareholder's knowledge, none of the Parent Common Stock received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any employment agreement; to the best of the Shareholder's knowledge, the compensation paid to any shareholder-employees of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services; to the best of the Shareholder's knowledge, the compensation paid to the Shareholder for the Farm Lease will be for the use of property actually provided and will be commensurate with amounts paid to third parties bargaining at arm's-length for the use of similar property; and no intercorporate indebtedness between Parent and the Company or between Merger Sub and the Company has been issued or acquired at a discount.

    5.11 CONTRACTS, AGREEMENTS, PLANS AND COMMITMENTS. Schedule 5.11 attached hereto sets forth a list or summary of all the material contracts, notes, instruments, indentures, documents, agreements, plans and commitments, including all amendments, modifications and supplements thereto (written or oral), to which the Companies (or any of them) are a party or by which the Companies (or any of them) or any of their assets or properties are bound as of the date hereof, provided, however, that as set forth in the Confidentiality Agreement dated April 28, 1997 (the "Confidentiality Agreement"), the identity of the customers of the Companies will be not be disclosed until three business days prior to the Closing (the "Customer Disclosure"). For the purposes of this
Section 5.11 a contract shall be considered material if such contract or any series of related or similar contracts involving the same subject matter involves $100,000 or more of services to be rendered or obligations in any twelve month period. Also set forth on Schedule 5.11 is a list of all agreements for the provision of compression services by the Companies identifying the horsepower or type of equipment being leased, the amount of the rental for such contract and the term of such contract, provided, however that until the Customer Disclosure Date, such schedule will not include any information concerning the location of such equipment or the identity of the customer of the Companies with respect to such contract. The Companies have each complied with the provisions of all of their respective contracts and, to the best of the Shareholder's knowledge, no default or event of default exists under any of such agreements and such agreements constitute valid and legally binding obligations of each of the Companies (or any of them) and, to the best of the Shareholder's knowledge, of each other person, corporation, partnership, limited liability company, governmental body or other entity (collectively a "Person") that is a party thereto enforceable against each party in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general equitable principles (whether or not such enforceability is considered in a proceeding at law or in equity). The contracts listed on such schedule comprise all of the contracts, agreements, plans and commitments required in order to conduct the business of the Companies as it has been and is now conducted, and, subject to receipt of the consents listed on Schedule 5.11, all of such Contracts are transferable and will be transferred to Merger Sub under and in accordance with the terms of this Agreement.

    5.12 LITIGATION.  Except as set forth in Schedule 5.12 attached hereto:

         (i) There are no claims, proceedings or lawsuits pending or, to the knowledge of the Shareholder, threatened against the Companies (or any of them); and

         (ii) None of the Companies are charged with a violation of, or, to the knowledge of the Shareholder, threatened with a charge of a violation of, any provision of any law, rule or regulation or any Order.

    5.13 TITLE TO PROPERTY; ABSENCE OF LIENS AND ENCUMBRANCES. Schedule 5.13 attached hereto contains a true, accurate and complete description of all real property owned by the Shareholder on which the business of the Companies is conducted. Schedule 5.13 attached hereto contains a true, accurate and complete list and description of all leasehold improvements and equipment, and of all other tangible personal property and assets now owned by each of the Companies. The Companies each own and have good and marketable title to all its respective tangible personal properties, whether or not listed in Schedule 5.13 (except to the extent such tangible personal properties are leased) free and clear of all liens, security, interests, charges or encumbrances, except for (i) landlord liens, (ii) rights of the real property on which the Companies' compression equipment is located, and (iii) liens for taxes not yet due and owing. The Shareholder has good and indefeasible title to the Real Property in fee simple and no improvement or structure on the Real Property encroaches on any adjacent property. To the best of the Shareholder's knowledge, the Real Property does not violate any provisions of any applicable building code, fire, health, or safety regulation, or any governmental ordinance, orders or regulations. No condition exists with respect to the Real Property which would prevent, or require repair or modification thereof as a prerequisite to, the Merger Sub using the Real Property for the conduct of the business of the Companies. To the best of the Shareholder's knowledge, the zoning classification of the Real Property is such that the Real Property may be used as currently used in the business of the Companies. There is no pending or, to the best of the Shareholder's knowledge, threatened condemnation or similar proceeding or assessment affecting the Real Property, or any part thereof. The Companies each have title policies in full force and effect for the Real Property insuring title on such property (without title exceptions that will adversely affect either the market value or marketable title of the Real Property) for at least the amount reflected on the Interim Financial Statements as the book value of such property. To the best of the Company's and the Shareholder's knowledge, such title policies are with solvent and financially responsible title companies. Except as shown in Schedule 5.13 attached to this Agreement, the tangible personal property owned by each of the Companies and in use or leased to third parties is in good condition and repair, is adequate in quantity and quality to operate the Business as it has been and is now conducted and, to the best of the Shareholder's knowledge, in compliance with all applicable laws, rules and regulations (including without limitation any zoning ordinance), and is all the property necessary to the operation of the Business as it has been and is now being conducted and will be available for immediate use by the Merger Sub on the Closing Date.

    5.14  EMPLOYEE BENEFIT MATTERS.

          (i) Schedule 6.13 attached hereto sets forth each "employee benefit plan" (within the meaning of Section 3(3) of ERISA), stock purchase plan, stock option plan, fringe benefit plan, bonus plan and any other deferred compensation agreement or plan or funding arrangement sponsored, maintained or to which contributions are made (a "Company Plan") by any of the Companies or any of their affiliates or any other organization which is a member of a controlled group of organizations (within the meaning of Sections 414(b), (c), (m) or (o) of the Code of which any of the Companies is a member.

          (ii) The Company has delivered to the Company current, accurate and complete copies of each Company Plan (including all trust agreements, funding vehicles and other instruments relating thereto) and, to the extent applicable, copies of the most recent (a) Internal Revenue Service determination letter and any outstanding request for a determination letter for each Company Plan; (b) Form 5500; (c) attorneys' response to an auditor's request for information for any Company Plan; and (d) any ruling letter and any outstanding request for a ruling letter with respect to the tax-exempt status of any voluntary employees' beneficiary association ("VEBA") which is implementing any Company Plan.

          (iii) With respect to each Company Plan: (a) each Company Plan which is an "employee pension benefit plan" (as such term is defined in ERISA
    Section 3(2)) has received a favorable determination letter as to its qualification under the Code; (b) each VEBA which is intended to implement any Company Plan has received a favorable ruling or determination letters to its tax-exempt status; (c) all forms, documents and other materials have been filed with the Securities and Exchange Commission or otherwise distributed as required by the Securities Act of 1933 or the Exchange Act or any regulation or rule promulgated thereunder; and (d) there are no leased employees (as such term is defined in Code Section 414(n)) that must be taken into account with respect to the requirements set forth under Code
    Section 414(n)(3).

          (iv) None of the Companies presently maintains, or within the last 60 months has maintained any (a) "multiemployer plan" (within the meaning of Section 3(37) of ERISA), or (b) defined benefit plan.

          (v) With respect to any Company Plan which is an employee welfare benefit plan (within the meaning of ERISA Section 3(1)): (a) each and every Company Plan which is a group health plan (as such term is defined in Code
    Section 5000(b) complies in all material respects with the applicable requirements of Code Section 4980B; and (b) each Company Plan (including any Company Plan covering former employees of any of the Companies) may be amended or terminated by the Company on or at any time after the Closing Date.

          (vi) None of the Companies maintains any post-retirement health and life insurance plans for employees and retirees.

    5.15 LEASES. The Company and the Shareholder have delivered to the Merger Sub and the Parent true and complete copies of all leases referred to in
Schedule 5.15 attached hereto (the "Leases"), which lists all agreements pertaining to the lease of real or personal property to which each of the Companies are a party. The Leases are in full force and effect and are subsisting, valid and binding obligations of the applicable Company, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general equitable principles (whether or not such enforceability is considered in a proceeding at law or in equity). None of the Companies are in default or, to the knowledge of the Shareholder, alleged to be in default thereunder. Except as set forth in Schedule 5.15, the Sellers each have full legal power and authority to assign their rights under each of the Leases and rental agreements or arrangements applicable to such Seller, and the continuation, validity and effectiveness thereof on its present terms will not be affected by the occurrence of the Closing. The Companies each have good and marketable title to all leasehold interests and improvements and enjoy peaceful and undisturbed possession under all of the Leases and rental agreements as to which each of the Companies are lessees. To the knowledge of the Shareholder, the present use of real and personal property that are subject to the Leases comply with all applicable building or zoning codes, ordinances or regulations applicable thereto. The Company and the Shareholder have also provided to the Merger Sub and the Parent a copy of the lease between the Company and the Shareholders (the "Shareholder Lease") with respect to the Real Property.

    5.16 INSURANCE. Schedule 5.16 attached hereto sets forth a list of all insurance policies of each of the Companies by which the Companies or any of their assets or properties have been covered including the Business for the last three (3) years and those policies which are now in full force and effect. The Company agrees to use its best efforts to maintain the existing policies (which are presently in force) in full force and effect at all times from the date of this Agreement until the Closing Date. The insurance policies set forth on Schedule 5.16 attached hereto provide insurance against the risks involved in the Business and the operation of the Business of the Companies which are standard in the industry. None of the Companies have received notice from any insurance carrier of the intention of such carrier to discontinue any insurance coverage afforded to any of the Companies.

    5.17 PATENTS, TRADEMARKS AND COPYRIGHTS. Schedule 5.17 attached hereto includes a true and complete list and description of all Intellectual Property applied for, issued to, or owned or used by each of the Companies or under which any of the Companies are licensed or franchised. To the best of the Shareholder's knowledge, each of the Companies possess full rights, licenses or other authority to use all such Intellectual Property. To the best of the Shareholder's knowledge, all licenses are in full force and effect, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general equitable principles (whether or not such enforceability is considered in a proceeding at law or in equity), and constitute legal, valid and binding obligations of the parties thereto, and there has not been any default or alleged default (or any event or condition which with notice, lapse of time or both would become a default) thereunder. To the best of the Shareholder's knowledge, provided the consents described in Schedule 5.17 attached hereto are obtained, the occurrence of the Closing will not affect the validity, continuation or effectiveness of any such rights on their present terms. To the best of the Shareholder's knowledge, each of the Companies own or hold adequate licenses or other rights to use all Intellectual Property necessary for the conduct of their business as it has been and is now conducted, and that use does not and will not conflict with, infringe on or otherwise violate any rights of others. None of the Companies (nor the Shareholder) have received notice, or have knowledge of, any infringements or unauthorized or unlawful use of such Intellectual Property by themselves or others or any allegation that they have infringed similar properties of others.

    5.18 PERMITS. Schedule 5.18 attached hereto includes a true and complete list of all material Permits (as defined in the Asset Agreement). To the best of the Shareholder's knowledge, the Permits are in full force and effect and comprise all the governmental authorizations materially necessary or desirable for the lawful conduct of the Business as it has been and is now conducted. Except as noted on Schedule 5.18, each of the Permits is freely transferrable to the Merger Sub, without consent of any Person, and none of the Permits obligate any of the Companies or will obligate the Merger Sub upon transfer for the payment of any further charges or assessments in order to maintain them in full force and effect.

    5.19  PERSONNEL DATA; LABOR RELATIONS.

          (i) Schedule 5.19 attached hereto is a list of all employees of the Companies, their current rates of compensation, their length of service with each of the Companies, and a complete and accurate description of all practices, policies, understandings and agreements with such persons relating to their employment. All employees are "at will" employees except as set forth on Schedule 5.19 and all contracts and arrangements with any employee who is a party to an employment agreement are in full force and effect, and neither the Companies (or any of them) nor, to the best of the Shareholder's knowledge, any other person is in default under either of them. Each of the Companies in the conduct of their affairs and business have each complied in all material respects with all applicable laws and regulations relating to the employment of labor including those related to wages, hours, discrimination, employee pension and welfare benefit plans, collective bargaining, and the payment of Social Security or similar taxes, and each of the Companies have withheld and paid to the appropriate governmental authority, all amounts required by law or agreement to be withheld from wages or salaries of such employees. All increases in compensation during the eighteen month period prior to the execution of this Agreement are described on Schedule 5.19.

          (ii) There is no pending, or, to the Company's or the Shareholder's knowledge, any threatened labor dispute, strike or lockout, slow-down, stoppage, unfair labor practice complaint, grievance procedure or arbitration proceeding relating to any of the Companies or affecting their respective business. No representation question now exists respecting any of the Companies and no collective bargaining agreement is currently being negotiated. Neither the Companies (or any of them) nor the Shareholder have received any notification of any unfair labor practices charges or complaints pending before any agent having jurisdiction over any of the Companies. Neither the Company nor the Shareholder are aware of any union organizing activities or proceedings involving, or act pending petition for the recognition of, a labor union or association as the exclusive bargaining agent for any group or groups of employees of any of the Companies.

          (iii) Attached hereto as Schedule 5.19(ii) are copies of all Occupational Safety and Health Administration ("OSHA") reports having to do with each of the Companies, their operations or the Business and received by any of the Companies during the last twelve months. No other oral or written complaints or notices have been received from OSHA, and no other complaints, or notices have been received from other regulatory agencies or offices having jurisdiction over any of the Companies during the last twenty-four month period.

    Other than the representations and warranties contained in Section 5.14, the representations and warranties contained in this

Section 5.19 are intended to the be sole representations and warranties of the Shareholder with respect to compliance by the Companies with employment laws.

    5.20 COMPLIANCE WITH LAWS. None of the Companies are in violation in any material respect of any laws, regulations or governmental orders (other than with respect to laws, regulations and governmental orders pertaining to taxes, employment and environmental matters, which are treated separately in this Agreement) in a manner which could have a Company Material Adverse Effect and, to the best of the Shareholder's knowledge, none of the Companies have been charged with any such violation. There are no judgments, orders, injunctions or decrees of any court or governmental instrumentality affecting any of the Companies or their respective businesses, the failure to comply with which could have a Company Material Adverse Effect.

    5.21 INVENTORY. Except as set forth on Schedule 5.20 attached hereto (i) all items of each of the Companies' inventory and related supplies reflected on the Financial Statements or thereafter acquired (and not subsequently disposed of in the ordinary course of business) are merchantable, for sale in the ordinary course of business at normal mark-ups, (ii) none of such items of the Companies' inventory is obsolete and (iii) each item of such inventory reflected on the Financial Statements and the books and records of each of the Companies is so reflected on the basis of a complete physical count and is valued at the lower of cost or market in accordance with GAAP.

    5.22 TRANSACTIONS WITH RELATED PARTIES.  Except as disclosed in Schedule
5.33 attached hereto, there have been no payments or transactions between any of the Companies and any Person who controls, is controlled by, or is under common control with any of the Companies or the Shareholder or otherwise affiliated with any of the Companies or the Shareholder. Except as disclosed in Schedule
5.33 attached hereto, no officer, director, shareholder or employee of any of the Companies or the Shareholder, nor any spouse, children, parent of either of them, has any direct or indirect interest in any competitor, supplier or customer of the businesses of any of the Companies.

    5.23 ENVIRONMENTAL COMPLIANCE. For purposes of this Agreement, "Environmental Laws" shall mean laws, including without limitation, federal, state or local laws, ordinances, rules, regulations, interpretations and orders of courts or governmental agencies or authorities relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface, and subsurface strata), including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1987, the Resource Conservation and

Recover Act of 1976, the Hazardous and Solid Waste Amendment of 1984 and the Hazardous Materials Transportation Act, and any other laws relating to pollution or protection of the environment, or to the manufacture, processing, distribution, use, treatment, handling, storage, disposal or transportation or Polluting Substances (hereafter defined) in effect on the date of this Agreement and the Closing Date. For the purposes of this Agreement, Polluting Substance means any solid or hazardous waste, hazardous substance, pollutant, contaminant, oil, petroleum product, commercial product or other substance (i) which is listed, regulated or designated as toxic or hazardous (or words of similar meaning or regulatory effect) or with respect to which remediation or cleanup obligations may be imposed under any Environmental Law or (ii) exposure to which may pose a safety or health hazard. Except as set forth on Schedule 5.23 attached hereto:

         (i) The Companies are each in compliance in all material respects with all applicable Environmental Laws and have obtained and are in material compliance with all permits, licenses and other authorizations required under any Environmental Law. There is no past or present event, condition or circumstance that is likely to interfere with the conduct of the Business in the manner now conducted or which would interfere in any material respect with the Companies' compliance with Environmental Laws or constitute a violation thereof including any prior release or discharge of any Polluting Substance that could have a Company Material Adverse Effect.

         (ii) None of the Companies have leased, operated or owned any facilities or real property with respect to which any of the Companies are subject to any actual or, to the knowledge of the Company and the Shareholder, potential action, claim, investigation, review or other proceeding before any governmental, judicial or regulatory body, under any Environmental Law.

         (iii) None of the Companies have sent Polluting Substances to any off-site commercial waste management facilities for re-use, recycling, reclamation, treatment, storage or disposal.

         (iv) None of the Companies are subject to any actual or, to the knowledge of the Shareholder, potential proceeding for violation of any Environmental Law with respect to any such facility presently or previously used by any of the Companies.

         (v) There are no Polluting Substances in any inactive, closed or abandoned storage or disposal areas or facilities or property currently or in the past leased, operated or owned by any of the Companies.

         (vi) No property currently, or in the past, leased operated or owned by any of the Companies is subject to actual or, to the knowledge of the Shareholder, potential investigation by federal, state or local officials or private litigation as a result of any previous on-site management, treatment, storage or disposal of Polluting Substances.

         (vii) There are no above ground or underground storage tanks located on any property owned, leased or operated by any of the Companies.

         (viii) Except in compliance with all Environmental Laws (including, without limitation, the obtaining of all necessary Permits), no Polluting Substances have been used, generated, manufactured, stored or treated, or disposed of, landfilled or in any other way released (and no release is threatened), on or about any property owned, operated or leased by any of the Companies or transported to such property.

         (ix) There are no obligations, undertakings, or liabilities arising out of or relating to failure to comply with or violation of any Environmental Laws which the Companies (or any of them) have agreed to, assumed or retained, or indemnified a third party against, by the contract or otherwise.

    The representations and warranties contained in this Section 5.23 are intended to be the sole representations and warranties of the Shareholder with respect to compliance by the Companies with Environmental Laws.

    5.24 ACCOUNTS RECEIVABLES. Each account receivable reflected on the Financial Statements constitutes a bona fide receivable resulting from a bona fide sale to a customer in the ordinary course of business, the amount of which was actually due on the date thereof. The books and records of the Companies state correctly the facts with respect to each account receivable of the Companies and the balance due thereon. Each payment reflected on such books or records as having been made to each such account receivable was made by the respective account debtor and not directly or indirectly by any director, officer, employee or agent of the Companies unless such person is shown on said books and records as such account debtor and as set forth on Schedule 5.24 attached hereto. To the best of the Shareholder's knowledge, each document and instrument evidencing, securing or relating to each account receivable, is correct and complete in all respects, is genuine and valid and is enforceable in accordance with its terms, and is not subject to any defense, claim of disability, counterclaim or offset and there is no threatened, intended or proposed defense, claim of disability, counterclaim or offset with respect thereto. To the best of the Shareholder's knowledge, each account receivable and each document and instrument and each transaction underlying or relating to it conforms in all material respects, including, without limitation, in respect of interest rates charged, notices given and disclosures made, to the requirements and provisions of each applicable law, rule, regulation or order relating to credit, consumer credit, credit practices, credit advertising, credit reporting, retail installment sales, credit cards, collections, usury, interest rates and truth-in-lending, including, without limitation, the Federal Truth in Lending Act, as amended and Regulation Z issued by the Board of Governors of the Federal Reserve
System thereunder.

    5.25 CUSTOMERS AND SUPPLIERS. Except for matters that would not have a Company Material Adverse Effect, no supplier or customer of the Companies has advised the Companies (or any of them) or the Shareholder formally or informally, that such customer or supplier intends to terminate, discontinue or substantially reduce its business with the Business and the occurrence of the Closing is not expected to adversely affect such relationship.

    5.26 IMPROPER PAYMENTS. Neither the Companies, the Shareholder nor any officer, agent or employee of the Companies or the Shareholder nor any distributor or licensee of any of the foregoing, nor any other person (including, without limitation, the Companies or an affiliate of the Companies) acting on behalf of the Companies, or the Shareholder, in any case for which such action may be attributable to the Companies (or any of them) or the Shareholder, has directly or indirectly, on behalf of or with respect to the Companies (or any of them) or the Shareholder, except as listed on Schedule 5.26 attached hereto, (i) made any illegal or unlawful political contributions, (ii) made any payment which was not legal to make or which the Companies or the Shareholder should have known was not legal for the payee to receive, (iii) received any payment which was not legal to receive or which such Seller or the Shareholder should have known was not legal for the payor to make, (iv) had any material transaction or payment which is not properly booked in accordance with GAAP, (v) had any off-book bank or cash accounts or "slush funds" of which the Companies (or any of them) or the Shareholder were the beneficial owner, or (vi) given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other Person which (a) if not given in the past, might have had an adverse effect on the sales, assets, properties, condition (financial or otherwise) or prospects of the Companies (or any of them) or the Business or (b) if not continued in the future, might adversely affect the assets, business, sales, properties, condition (financial or otherwise) or prospects of the Companies (or any of them) or the Business.

    5.27 NO BROKER. Other than a payment to the Reed Group, all negotiations on behalf of the Companies relating to this Agreement and the transactions contemplated by this Agreement have been carried on by the Companies and their agents directly with Merger Sub without the intervention of any other person in such manner as to give rise to any claim against Merger Sub or its affiliates, Companies or their affiliates for a brokerage commission, finder's fee or other like payment in connection with the consummation of the transactions contemplated hereby.

    5.28 WARRANTY CLAIMS. Neither of the Companies nor the Shareholder know or have reason to know of any existing or threatened material claims, or any facts upon which a claim could be based against Companies (or any of them) for any products or materials sold by the Companies (or any of them) prior to the Closing Date which are defective or fail to meet any service or product warranties. The total amount of warranty claims asserted against the Companies (or any of them) Companies during the last three (3) years prior to the date of this Agreement is listed on Schedule 5.28 attached hereto.

    5.29 INVESTMENT REPRESENTATION.   The Shareholder is acquiring the Parent
Shares for its or his own account for investment purposes and not for the
purpose of effecting a distribution.   Other than the Company Shareholders
listed on Schedule 5.29, the Shareholder and each other person receiving shares of Parent Common Stock are "accredited investors" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and have such knowledge and experience in business and financial matters that each such person are capable of evaluating the merits and risks of the acquisition of the Parent Shares. Each of the Companies and the Shareholder have been provided with copies of the Parent's annual report on Form 10-KSB for the year ended December 31, 1996 and the proxy statement submitted to the shareholders of the Parent in connection with its annual meeting of shareholders to be held on May 21, 1997. Each of the Companies and the Shareholder have been afforded the opportunity to review, and has in fact reviewed, any and all information concerning the Parent that he or it has sought to review prior to making its decision to accept the Parent Shares, and has had the opportunity to ask questions of the Parent and the management of the Parent concerning the Parent, its business, results of operations and financial condition, and all such questions have been answered to the full satisfaction of each of the Companies and the Shareholder; provided, that such investigation shall not relieve the Parent or the Merger Sub of its obligations under this Agreement. The certificate(s) representing the Parent Shares will be contain the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
          BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE TEXAS SECURITIES ACT OR THE OKLAHOMA SECURITIES ACT.

          NEITHER THE RECORD NOR THE BENEFICIAL OWNERSHIP OF SAID SHARES MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SAID SHARES UNDER SAID ACTS AND ANY OTHER APPLICABLE STATE SECURITIES LAWS OR RULES UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACTS ARE AVAILABLE WITH RESPECT TO SUCH SALE OR TRANSFER AND SAID SALE OR TRANSFER IS MADE PURSUANT TO AND IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF SAID EXEMPTIONS."

    5.31 LIST OF BANK ACCOUNTS. Set forth on Schedule 5.31 attached hereto is true and complete list of all depositary accounts maintained by any of the Companies and a list of depositary institutions at which any of the Companies maintain an account or deposit of any kind.

    5.32 COMPLETENESS OF SCHEDULES AND EXHIBITS; FULL DISCLOSURE. The schedules and exhibits attached hereto, where provided by or on behalf of the Company or the Shareholder present in all material respects the information required by this Agreement to be set forth therein. No representation or warranty by the Company or the Shareholder herein and no information disclosed in the schedules and exhibits hereto supplied by the Company or the Shareholder contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                      ARTICLE 6

    6. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. The Parent and the Merger Sub, jointly and severally, represent and warrant to the Company and the Shareholder as follows:

    6.1 EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY; COMPLIANCE WITH LAW. Each of the Parent and the Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Parent is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations or financial condition of Parent and its Subsidiaries taken as a whole (a "Parent Material Adverse Effect"). Parent has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Each of Parent's Significant Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Parent Material Adverse Effect. Neither Parent nor any Parent Subsidiary is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Parent or any of its Subsidiaries or any of their respective properties or assets is subject, where such violation would have a Parent Material
Adverse Effect. Parent and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a Parent Material Adverse Effect. The copies of Parent's Certificate of Incorporation and Bylaws previously delivered to Company are true and correct.

    6.2 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby.
The consummation by Parent and Merger Sub of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute the valid and legally binding obligations of Parent and Merger Sub enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

    6.3 CAPITALIZATION. The authorized capital stock of Parent consists of 40,000,000 shares of Parent Common Stock, $0.01 par value, and 5,000,000 shares of preferred stock, $0.01 par value (the "Parent Preferred Stock"). As of April 11, 1997, there were 21,040,168 shares of Parent Common Stock, and no shares of Parent Preferred Stock, issued and outstanding. Since such date, no additional shares of capital stock of Parent have been issued except pursuant to the exercise of options outstanding under Parent's stock option and employee stock purchase plans (the "Parent Stock Option Plans"). Parent has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter. All such issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as contemplated by this Agreement, there are not, at the date of this Agreement, any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Parent or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of Parent or any of its Subsidiaries.

    6.4  SUBSIDIARIES.

    (a) Parent owns directly or indirectly each of the outstanding shares of capital stock of each of Parent's Subsidiaries (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Parent Subsidiary). Each of the outstanding shares of capital stock of each of Parent's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Parent free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material. The following information for each Subsidiary of Parent has been previously provided to Company, if applicable: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; and (iii) the number of issued and outstanding shares of capital stock or share capital.

    (b) The authorized capital stock of Merger Sub consists of 100,000 shares of Common Stock, $0.01 par value, 1,000 of which shares are issued and outstanding and owned by Parent. Notwithstanding any provisions to the contrary, Parent may, in its sole discretion, increase the number of shares of authorized Common Stock of Merger Sub and the number of shares of Common Stock of Merger Sub issued and outstanding owned by Parent. Merger Sub has not engaged in any activities other than in connection with the transactions contemplated by this Agreement.

    6.5 OTHER INTERESTS. Except for interests in the Parent Subsidiaries, neither Parent nor any Parent Subsidiary owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity, other than investments in short-term investment securities.

    6.6 NO VIOLATION. Neither the execution and delivery by Parent and Merger Sub of this Agreement, nor the consummation by Parent and Merger Sub of the transactions contemplated hereby in accordance with the terms hereof, will: (i) conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of Parent or Merger Sub; (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of the Parent Stock Option Plans, or any grant or award under any of the foregoing; (iii) violate, conflict with, result in a breach, of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of Parent or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Parent or any of its Subsidiaries is a party, or by which Parent or any of its Subsidiaries or any of their respective properties is bound or affected, except for any of the foregoing matters which would not have a Parent Material Adverse Effect; or (iv) other than the Regulatory Filings, require any material consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would have a Parent Material Adverse Effect.

    6.7 SEC DOCUMENTS. The Parent has filed in a timely manner all forms, reports, schedules, statements and registration statements required to be filed by it with the Securities and Exchange Commission (the "Commission") since January 1, 1995 (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for any statement or omission in any SEC Report which was corrected in a later SEC Report. The financial statements of the Parent included in the SEC Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis, present fairly in accordance with generally accepted accounting principles the consolidated financial position, results of operations and changes in financial position of the company and its consolidated subsidiaries as of the dates and for the periods indicated and conform in all material respects to all applicable requirements under the Securities Exchange Act of 1934 ("Exchange Act"). Except as reflected in the SEC Reports, the Parent as of the date of such SEC
Reports has no material liabilities, obligations, or claims of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due), including, without limitation, any tax liabilities or under funded pension plans, and the Parent does not have any knowledge of any basis for the existence of or the assertion against the Parent of any such liability, obligation or claim as of such date. The income of the Parent as reflected in the SEC Reports consists solely of ordinary operating profits and none of such income consists of (i) income from a source other than operations of the business of the Parent and its Subsidiaries or (ii) a transaction outside the ordinary course of business of the Parent (whether or not such transaction would otherwise be considered extraordinary under GAAP).

    6.8  ABSENCE OF CERTAIN CHANGES.   Except as disclosed in the SEC Reports,
since December 31, 1996, the Parent has conducted its business in the ordinary and usual course in all material respects and there has not been any material adverse change in the financial condition, properties, business, results of operations or prospects of the Parent. Except as set forth on Schedule 6.8 attached hereto, since December 31, 1996, there has not been:

          (i) any material adverse change in the business, properties, assets of the Parent;

          (ii) any damages, destruction or loss, whether covered by insurance or not, which has had, or might be expected to have, a material adverse effect on the Parent;

          (iii) any material change by the Parent in accounting methods or principles which would be required to be disclosed under GAAP;

          (iv) other than in connection with the exercise of stock options, any issuance by the Parent or any of them of any shares of capital stock;

          (v) any sale, lease or other disposition of properties and assets of the Parent, except in the ordinary course of business;

          (vi) any merger or consolidation of the Parent with any other corporation, partnership, limited liability company, person or entity or any acquisition by the Parent of the stock or business of another corporation, partnership, limited liability company or other entity;

          (vii) any borrowing, or agreement to borrow funds, by the Parent or any termination or material amendment of any evidence of indebtedness, contract, agreement, deed, mortgage, lease, license or other instrument, commitment or agreement to which the Parent is bound or by which its properties are bound is material to the business, condition (financial or otherwise), results of operation or prospects of the Parent and its Subsidiaries taken as a whole;

          (viii) any declaration or payment of any dividend on, or any other distribution with respect to, the equity securities of the Parent;

          (ix) any material increase in the compensation payable or to become payable by the Parent to the directors, officers or employees of the Parent, or any increase in benefits or benefit plan costs (other than costs outside of the control of the Parent), or any increase in any bonus, insurance, pension, compensation or other benefit plan made for or with or covering any directors, officers or directors;

          (x)  any reclassification of any asset or liability;

          (xi) any material amendment, modification, or termination of any contract, agreement, plan or commitment;

          (xii) any mortgage, pledge, grant of any lien or security interest or other encumbrance of any asset of the Parent;

          (xiii) any waiver or release of any right or claim of the Parent that singly, or in the aggregate, is material to the business, assets, condition (financial or otherwise), results of operation or prospects of the Parent and its Subsidiaries taken as a whole;

          (xiv) any significant labor trouble or any damage, destruction or loss of property by fire or other casualty, whether or not covered by insurance, adversely affecting the property, assets, condition (financial or otherwise), prospects of the Parent and its Subsidiaries taken as a whole or any related property;

          (xv) removal, from any building, facility or real property of any of the assets of the Parent or its Subsidiaries; or

          (xvii) any contract, understanding or commitment to do any of the foregoing.

    6.9 LITIGATION. There are no actions, suits or proceedings pending against Parent or the Parent Subsidiaries or, to the actual knowledge of the executive officers of Parent, threatened against Parent or the Parent Subsidiaries, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that are reasonably likely to have a Parent Material Adverse Effect.

    6.10 TAXES. Parent and each of its Subsidiaries (i) have timely filed all material federal, state and foreign tax returns required to be filed by any of them for tax years ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request shall have been granted and not expired, and all such returns are complete in all material respects, (ii) have paid or accrued all taxes shown to be due and payable on such returns, (iii) have properly accrued all such taxes for such periods subsequent to the periods covered by such returns, and (iv) have "open" years for federal income tax returns only as set forth in the Schedule
6.10 attached hereto.

    6.11 COMPLIANCE WITH LAWS. The Parent and each Subsidiary has complied with and is currently complying with all applicable federal, state and local laws, rules, ordinances and regulations, the noncompliance with which would have a material adverse effect on the Parent and its Subsidiaries taken as a whole.

    6.12 CONTRACTS, AGREEMENTS, PLANS AND COMMITMENTS. Schedule 6.12 attached hereto sets forth a list of all material written and oral agreements, if any, contracts, agreements, plans and commitments, including all amendments, modifications and supplements thereto, to which the Parent or its Subsidiaries are a party or by which the Parent, its Subsidiaries or any of their assets or properties are bound as of the date hereof (the "Contracts"). For the purposes of this Section 6.12, a contract shall be considered material if such contract or any series of similar contracts involving the same subject matter involves $100,000 or more in services to be rendered or obligations during any twelve month period. Also set forth on Schedule 6.12 is a list of all agreements for the provision of compression services by the Parent identifying the horsepower or type of equipment being leased, the amount of the rental for such contract and the term of such contract, provided, however that until the Customer Disclosure Date, such schedule will not include any information concerning the location of such equipment or the identity of the customer of the Parent with respect to such contract. The Parent and its Subsidiaries have each complied with the provisions of all Contracts and no default or event of default exists under any of such agreements and such agreements constitute valid and legally binding obligations of the Parent and its Subsidiary and to best knowledge of the Parent of each other Person that is a party thereto enforceable against each party in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general equitable principles (whether or not such enforceability is considered in a proceeding at law or in equity). To the best of the Parent's knowledge, the Contracts comprise all of the contracts, agreements, plans and commitments required in order to conduct the business of the Company and the Subsidiary as it has been and is now conducted.

    6.13  EMPLOYEE BENEFIT MATTERS.

          (i) Schedule 6.13 attached hereto sets forth each "employee benefit plan" (within the meaning of Section 3(3) of ERISA), stock purchase plan, stock option plan, fringe benefit plan, bonus plan and any other deferred compensation agreement or plan or funding arrangement sponsored, maintained or to which contributions are made (a "Parent Plan") by the Parent, any Subsidiary, or any of their affiliates or any other organization which is a member of a controlled group of organizations (within the meaning of Sections 414(b), (c), (m) or (o) of the Code of which the Parent or any of the Subsidiaries is a member.

          (ii) The Parent has delivered to the Company current, accurate and complete copies of each Parent Plan (including all trust agreements, funding vehicles and other instruments relating thereto) and, to the extent applicable, copies of the most recent (a) Internal Revenue Service determination letter and any outstanding request for a determination letter for each Parent Plan; (b) Form 5500; (c) attorneys' response to an auditor's request for information for any Parent Plan; and (d) any ruling letter and any outstanding request for a ruling letter with respect to the tax-exempt status of any voluntary employees' beneficiary association ("VEBA") which is implementing any Parent Plan.

          (iii) With respect to each Parent Plan: (a) each Parent Plan which is an "employee pension benefit plan" (as such term is defined in ERISA
    Section 3(2)) has received a favorable determination letter as to its qualification under the Code; (b) each VEBA which is intended to implement any Parent Plan has received a favorable ruling or determination letters to its tax-exempt status; (c) all forms, documents and other materials have been filed with the Securities and Exchange Commission or otherwise distributed as required by the Securities Act of 1933 or the Exchange Act or any regulation or rule promulgated thereunder; and (d) there are no leased employees (as such term is defined in Code Section 414(n)) that must be taken into account with respect to the requirements set forth under Code
    Section 414(n)(3).

          (iv) Neither the Parent nor any Subsidiary presently maintains, or within the last 60 months has maintained any (a) "multiemployer plan" (within the meaning of Section 3(37) of ERISA), or (b) defined benefit plan.

          (v) With respect to any Parent Plan which is an employee welfare benefit plan (within the meaning of ERISA Section 3(1)): (a) each and every Parent Plan which is a group health plan (as such term is defined in Code
    Section 5000(b) complies in all material respects with the applicable requirements of Code Section 4980B; and (b) each Parent Plan (including any Parent Plan covering former employees of the Parent) may be amended or terminated by the Parent or any Subsidiary on or at any time after the Closing Date.

          (vi) Neither the Parent nor any Subsidiary maintains any post-retirement health and life insurance plans for employees and retirees.

    6.14 ENVIRONMENTAL COMPLIANCE. Except as set forth on Schedule 6.14 attached hereto:

          (1) The Parent and each of its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws and has obtained and is in compliance with all permits, licenses and other authorizations required under any Environmental Law. There is no past or present event, condition or circumstance that is likely to interfere with the conduct of the business of the Parent or any of its Subsidiaries in the manner now conducted or which would interfere in any material respect with the Parent's or any of its Subsidiaries' compliance with Environmental Laws or constitute a violation thereof.

          (2) Neither the Parent nor any of its Subsidiaries has leased, operated or owned any facilities or real property with respect to which the Parent or such Subsidiary is subject to any actual or, to the knowledge of the Parent, after due inquiry, potential action, claim, investigation, review or other proceeding before any governmental, judicial or regulatory body, under any Environmental Law.

          (3) Except as discussed in Schedule 6.14, neither the Parent nor any of its Subsidiaries has sent Hazardous Substances to any offsite commercial waste management facilities for reuse, recycling, reclamation, treatment, storage or disposal.

          (4) Neither the Parent nor any of its Subsidiaries is subject to any actual, or, to the knowledge of the Parent, after due inquiry, potential proceeding under any Environmental Law with respect to any such facility presently or previously used by the Company, or any of its Subsidiaries.

          (5) There are no Hazardous Substances in any inactive, closed or abandoned storage or disposal areas or facilities on property currently or in the past leased, operated or owned by the Parent or any or its Subsidiaries.

          (6) No property currently, or in the past, leased operated or owned by the Parent or any of its Subsidiaries is subject to actual or, to the knowledge of the Parent, after due inquiry, potential investigation by federal, state or local officials or private litigation as a result of any previous onsite management, treatment, storage or disposal of Polluting Substances.

          (7) There are no above-ground or underground storage tanks located on any property owned or leased by the Parent or any Subsidiary.

    6.15 INSURANCE. Schedule 6.15 attached hereto sets forth a list of all insurance policies of the Parent by which the Parent, its Subsidiaries or any of their assets or properties have been covered for the last three (3) years and those policies which are now in full force and effect. The Parent agrees to use its best efforts to maintain the existing policies (which are presently in force) in full force and effect at all times from the date of this Agreement until the Closing Date. The insurance policies set forth on Schedule 6.15 attached hereto provide insurance against the risks involved in the operation of the business of the Parent and its Subsidiaries which are standard in the industry. Neither the Parent nor any or its Subsidiaries have received notice from any insurance carrier of the intention of such carrier to discontinue any insurance coverage afforded to the Parent or any of its Subsidiaries.

    6.16 PATENTS, TRADEMARKS AND COPYRIGHTS. Schedule 6.16 attached hereto includes a true and complete list and description of all Intellectual Property applied for, issued to, or owned or used by Parent or any of its Subsidiaries or under which any of the Parent or its Subsidiaries are licensed or franchised. Each of the Parent and its Subsidiaries possess full rights, licenses or other authority to use all such Intellectual Property. All licenses are in full force and effect and constitute legal, valid and binding obligations of the parties thereto, and there has not been any default or alleged default (or any event or condition which with notice, lapse of time or both would become a default) thereunder. Provided the consents described in Schedule 6.16 attached hereto are obtained, the occurrence of the Closing will not affect the validity, continuation or effectiveness of any such rights on their present terms. Each of the Parent and its Subsidiaries own or hold adequate licenses or other rights to use all Intellectual Property necessary for the conduct of their business as it has been and is now conducted, and that use does not and will not conflict with, infringe on or otherwise violate any rights of others. None of the Parent or its Subsidiaries have received notice, or have knowledge of, any infringements or unauthorized or unlawful use of such Intellectual Property by themselves or others or any allegation that they have infringed similar properties of others.

    6.17 PERMITS. Schedule 6.17 attached hereto includes a true and complete list of all material Permits or the Parent and its Subsidiaries (the "Parent Permits"). The Parent Permits are in full force and effect and comprise all the governmental authorizations necessary or desirable for the lawful conduct of the Business as it has been and is now conducted.

    6.18  PERSONNEL DATA; LABOR RELATIONS.

          (i) Schedule 6.18 attached hereto is a list of all employees of the Parent and its Subsidiaries, their current rates of compensation, their length of service with the Parent or the applicable Subsidiaries, and a complete and accurate description of all practices, policies, understandings and agreements with such persons relating to their employment. All contracts and arrangements with employees are in full force and effect, and neither the Parent, any Subsidiary nor any other person is in default under either of them. Each of the Parent and its Subsidiaries in the conduct of their affairs and business have each complied in all material respects with all applicable laws and regulations relating to the employment of labor including those related to wages, hours, discrimination, employee pension and welfare benefit plans, collective bargaining, and the payment of Social Security or similar taxes, and each of the Parent and its Subsidiaries have withheld and paid to the appropriate governmental authority, all amounts required by law or agreement to be withheld from wages or salaries of such employees. All increases in compensation during the eighteen month period prior to the execution of this Agreement are described on Schedule 6.18.

          (ii) There is no pending, or, to the Parent's knowledge, any threatened labor dispute, strike or lockout, slow-down, stoppage, unfair labor practice complaint, grievance procedure or arbitration proceeding relating to the Parent or any of its Subsidiaries or affecting their respective business. No representation question now exists respecting the Parent or any of its Subsidiaries and no collective bargaining agreement is currently being negotiated. Neither the Parent nor any of its Subsidiaries have received any notification of any unfair labor practices charges or complaints pending before any agent having jurisdiction over any of the Parent or its Subsidiaries. The Parent is not aware of any union organizing activities or proceedings involving, or act pending petition for the recognition of, a labor union or association as the exclusive bargaining agent for any group or groups of employees of the Parent or any of its Subsidiaries.

          (iii) Attached hereto as Schedule 6.18(ii) are copies of all Occupational Safety and Health Administration ("OSHA") reports having to do with the Parent and each of its Subsidiaries, their operations or their business and received by the Parent or any Subsidiary during the last twelve months. No other oral or written complaints or notices have been received from OSHA, and no other complaints, or notices have been received from other regulatory agencies or offices having jurisdiction over the Parent or any or its Subsidiaries during the last twelve month period.

    6.19 PARENT COMMON STOCK. The issuance and delivery by Parent of shares of Parent Common Stock in connection with the Merger and this Agreement have been duly and validly authorized by all necessary corporate action on the part of Parent. The shares of Parent Common Stock to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

    6.20 CONVERTIBLE SECURITIES.   Parent has no outstanding options, warrants
or other securities exercisable for, or convertible into, shares of Parent Common Stock, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

    6.21 NO BROKERS. Parent has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Company or Parent to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Other than the foregoing arrangements, neither the Parent nor the Surviving Corporation are aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

    6.22  MERGER REPRESENTATIONS.

          (a) Prior to the Closing, the Parent will be in control of the Merger Corporation within the meaning of Section 368(c)(1) of the Code.

          (b) The Parent has no plan or intention to reacquire any of its capital stock issued in connection with the Merger.

          (c) The Parent has no plan or intention to liquidate the Surviving Corporation; to merge the Surviving Corporation with and into another corporation; to sell or otherwise dispose of the capital stock of the Surviving Corporation; or to cause the Surviving Corporation to sell or otherwise dispose of any of the assets of the Company acquired in connection with the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

          (d) Neither the Parent nor the Surviving Corporation is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

    6.23 CUSTOMERS AND SUPPLIERS. Except for matters that would not have a Parent Material Adverse Effect, no supplier or customer of the Parent has advised the Parent formally or informally, that such customer or supplier intends to terminate, discontinue or substantially reduce its business with the Parent and the occurrence of the Closing is not expected to adversely affect such relationship.

    6.24 IMPROPER PAYMENTS. Neither the Parent, the Merger Sub nor any officer, agent or employee of the Parent or the Merger Sub nor any distributor or licensee of any of the foregoing, nor any other Person (including, without limitation, any affiliate of the Parent) acting on behalf of the Parent, in any case for which such action may be attributable to the Parent has directly or indirectly, on behalf of or with respect to the Parent, except as listed on
Schedule 6.24 attached hereto, (i) made any illegal or unlawful political contributions, (ii) made any payment which was not legal to make or which the Parent should have known was not legal for the payee to receive, (iii) received any payment which was not legal to receive or which the Parent should have known was not legal for the payor to make, (iv) had any material transaction or payment which is not properly booked in accordance with GAAP, (v) had any off-book bank or cash accounts or "slush funds" of which the Parent was the beneficial owner, or (vi) given or agreed to give any material gift to any customer, supplier, government employee or other Person which (a) if not given in the past, might have had a Parent Material Adverse Effect or (b) if not continued in the future, might adversely affect the assets, business, sales, properties, condition (financial or otherwise) or prospects of the Parent.

    6.25 COMPLETENESS OF SCHEDULES AND EXHIBITS; FULL DISCLOSURE. The schedules and exhibits attached hereto, where provided by or on behalf of the Merger Sub or the Parent present in all material respects the information required by this Agreement to be set forth therein. No representation or warranty by the Parent or the Merger Sub herein and no information disclosed in the schedules and exhibits hereto supplied by the Purchase or the Parent contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                      ARTICLE 7

    7.1 COVENANTS OF THE COMPANY AND THE SHAREHOLDER. The Company and the Shareholder, on a joint and several basis, covenant and agree with the Merger Sub and the Parent as follows:

    (A) CERTAIN CHANGES. Except as expressly may be permitted or contemplated hereunder, or set forth in the schedules attached hereto, the Company covenants that, from the date hereof until the Closing Date, without first obtaining the written consent of the Merger Sub, the Company will not and the Shareholder shall not cause the Companies to:

         (i) make any material change in the conduct of its business or operations;

         (ii) engage in any activity or transaction outside the ordinary course of business;

         (iii) terminate, amend, modify or change any Scheduled Contract, Lease or agreement required to be disclosed pursuant to Sections 5.11 or 5.15 other than in the ordinary course of business;

         (iv) declare, set aside or pay any dividends, or make any distributions, in respect to its equity securities, or repurchase, redeem or otherwise acquire any such securities;

         (v) merge into or with or consolidate with any other person or acquire all or substantially all of the business or assets of any other Person;

         (vi) make any change in its articles of incorporation or bylaws or equivalent governing instruments;

         (vii) purchase any securities of any Person;

         (viii) increase or decrease the indebtedness of the Companies (or any of them) or their affiliates except for indebtedness incurred in the ordinary course of business consistent with prior practices;

         (ix) other than pursuant to existing contracts or commitments, sell, lease or otherwise dispose of any of the Property, other than in the ordinary and usual course of business;

         (x) grant any increase in compensation or pay or agree to pay or accrue any bonus or like benefit to or for the benefit of any director, officer, employee or other Person, provided that the Company may continue to pay its field personnel bonuses in accordance with the Company's past practices;

         (xi) file any motion, order, brief, settlement offer or other papers in any proceedings;

         (xii) enter into any single agreement or agreements of similar nature with the same party or its affiliates other than in the ordinary course of business or which involves capital expenditure of $200,000 for any one transaction or $500,000 in the aggregate; or

         (xiv) commit itself to do any of the foregoing.

    (B) OPERATION OF BUSINESS. The Company and the Shareholder covenant and agree with the Merger Sub and the Parent that from the date hereof until the Closing Date, except as permitted hereunder or contemplated hereunder or as consented to in writing by Merger Sub, the Companies shall carry on their respective business in the usual and ordinary course and shall use reasonable commercial efforts to preserve and maintain their business organization, employees and advantageous business relationships.

    (C) ACCESS. Subject to the terms of that certain Confidentiality Agreement dated April 28, 1997 (the "Confidentiality Agreement"), the Company will afford to the Merger Sub, the Parent and their authorized representatives access from the date hereof until the Closing Date, during normal business hours, to the Company's personnel, agents and representatives, property, books and records and will cause the Companies to furnish to the Merger Sub and the Parent any and all information as such Party may request. The Company will cooperate with the Merger Sub's accountants who will be conducting and auditing of historical financial information of the Company and the Companies. The Merger Sub shall have the right, at its sole cost, to conduct soil borings and tests to determine the geologic subsurface and any possible existence of toxic and hazardous materials on, about or under the Real Property and, subject to the consent of the applicable landowner, any Property leased by the Company. The Merger Sub intends to conduct and the Company and the Shareholder shall permit the Merger Sub or its representative to conduct a Phase I Environmental Assessment of the Real Property and, subject to the consent of the applicable landowner, the other property leased by the Companies on or before the Closing Date and if such Phase I Environmental Assessment indicates any potential problems, then the Merger Sub may conduct further tests and the Company and the Shareholders shall permit the Merger Sub to conduct such assessments.

    (D) REASONABLE COMMERCIAL EFFORTS. The Company and the Shareholder will use reasonable commercial efforts to obtain the satisfaction of the conditions to the Closing set forth in Section 8.1 hereof. In addition, the Shareholder agrees (i) to use reasonable commercial efforts to cause the shareholders of the Company to approve the transactions contemplated by this Agreement on or before the Schedule Delivery Date and (ii) to vote in favor of the transactions contemplated hereby. Notwithstanding anything herein to the contrary, however nothing in this Agreement shall limit the right of the Company or the Shareholder to terminate this Agreement in accordance with Section 1.5 or the applicable provisions of Section 9.1.

    (E) PUBLIC ANNOUNCEMENTS. Subject to applicable securities law or stock exchange requirements, at all times until the Closing Date, the Company and the Shareholder shall promptly advise, and obtain the approval of the Merger Sub before issuing or permitting any of the Company's directors, officers, employees or agents, or any of the Company's subsidiaries, to issue any press release with respect to this Agreement or the transactions contemplated hereby.

    (F) NOTICE. The Company and the Shareholder shall each give written notice to the Merger Sub and the Parent promptly after the Company and the Shareholder obtain knowledge of the occurrence, or promptly after receipt by the Company, the Shareholder or any of their respective affiliates of any notice claiming or alleging the occurrence of any event or omission which would result in (i) any of the Company's or the Shareholder's representations or warranties being or becoming inaccurate or misleading or (ii) any breach by the Company or the Shareholder of this Agreement.

    (G)  EXCLUSIVITY.   During the term of this Agreement neither the Company
nor the Shareholder shall solicit, entertain or negotiate with respect to any offer to acquire the Company, its assets or the securities or ownership interest of the Company from any other person. During the term of this Agreement, neither the Company nor the Shareholder shall provide information to any other person in connection with a possible acquisition of the Company, any asset of the Company or the securities or ownership interest of the Company. Immediately upon receipt of any such unsolicited offer, the Company and/or the Shareholder will communicate the terms of any proposal or request for information and the identity of parties involved.

    (H)  REORGANIZATION.   The Shareholder and the Company agree to take
positions consistent with, and report the Merger, as a tax free reorganization pursuant to Code Sections 368(a)(1)(A) and 368(a)(2)(D) in all tax returns to federal, state and local jurisdictions. The Shareholder further agrees not to take any positions inconsistent with Code Sections 368(a)(1)(A) and 368(a)(2)(D) in any tax return to federal, state or local tax jurisdictions.
The Company Shareholders will not dispose of any Parent Common Stock received in the Merger in a manner which would cause the Merger to violate the continuity of shareholder interest requirement set forth in Treasury Regulation Section 1.368-1. The Company Shareholders will take no action which will cause the Merger to fail to qualify as a tax-free reorganization under Code Sections 368(a)(1)(A) and 368(a)(2)(D). The Shareholder shall report all compensation under the Shareholder Employment Contract as wages in all tax returns to federal, state and local jurisdictions. The Shareholder shall report all payments under the Farm Lease as rental income in all tax returns to federal, state and local jurisdictions.

    (I)  LEASE FOR FARM PROPERTY.   On or prior to the Closing, the Company has
or will distribute or transfer to the Shareholder the Company's interest in approximately 1300 acres of farm land (the "Farm Property"). The Merger Sub shall enter into a lease agreement for a the Farm Property on the terms set forth on Exhibit H attached hereto (the "Farm Lease").

    (J) PARENT COMMON STOCK OWNERSHIP. For a two year period following the Closing Date the Shareholder shall not dispose of any shares of Parent Common Stock received in the Merger without the prior consent of the board of directors of the Parent.

    7.2 COVENANTS OF THE MERGER SUB. The Merger Sub and the Parent, on a joint and several basis, covenant and agree with the Companies and the Shareholder as follows:

    (A) CERTAIN CHANGES. Except as expressly may be permitted hereunder, or set forth in the schedules attached hereto, the Company covenants that, from the date hereof until the Closing Date, without first obtaining the written consent of the Shareholder, the Parent will not:

         (i) make any material change in the conduct of its business or operations;

         (ii) engage in any activity or transaction outside the ordinary course of business;

         (iii) terminate, amend, modify or change any Scheduled Contract, Lease or agreement required to be disclosed pursuant to this Agreement;

         (iv) declare, set aside or pay any dividends, or make any distributions, in respect to its equity securities, or repurchase, redeem or otherwise acquire any such securities;

         (v) merge into or with or consolidate with any other person or acquire all or substantially all of the business or assets of any other Person;

         (vi) make any change in its articles of incorporation or bylaws or equivalent governing instruments;

         (vii) purchase any securities of any Person;

         (viii) increase or decrease the indebtedness of the Parent or its Subsidiaries except for indebtedness incurred in the ordinary course of business consistent with prior practices;

         (ix) other than pursuant to existing contracts or commitments, sell, lease or otherwise dispose of any of the Property, other than in the ordinary and usual course of business;

         (x) grant any increase in compensation or pay or agree to pay or accrue any bonus or like benefit to or for the benefit of any director, officer, employee or other Person;

         (xi) file any motion, order, brief, settlement offer or other papers in any proceedings;

         (xii) enter into any single agreement or agreements of similar nature with the same party or its affiliates other than in the ordinary course of business or which involves capital expenditure of $200,000 for any one transaction or $500,000 in the aggregate; or

         (xiv) commit itself to do any of the foregoing.

    (B) OPERATION OF BUSINESS. The Parent covenants and agrees with the Company and the Shareholder that from the date hereof until the Closing Date, except as permitted hereunder or contemplated hereunder or as consented to in writing by the Shareholder, the Parent and its Subsidiaries shall carry on their respective business in the usual and ordinary course and shall use their best efforts to preserve and maintain their business organization, employees and advantageous business relationships.

    (C) ACCESS. Subject to the term of that certain Confidentiality Agreement, the Parent will afford to the Company, the Shareholder and their authorized representatives access from the date hereof until the Closing Date, during normal business hours, to the Parent's personnel, agents and representatives, property, books and records and will cause the Parent's Subsidiaries to furnish to the Company and the Shareholder any and all information as such Party may request.

    (D) REASONABLE COMMERCIAL EFFORTS. The Merger Sub and the Parent will each use reasonable commercial efforts to obtain the satisfaction of the conditions to the Closing set forth in Section 8.2.

    (E) PRESERVATION OF BOOKS AND RECORDS. For a period of five (5) years after the Closing Date, the Merger Sub shall (1) preserve and retain the corporate, accounting, legal, auditing and other books and records of the Companies relating to any governmental or non-governmental actions, suits, proceedings, or investigations arising out of the conduct of the business and operations of the Companies prior to the Closing Date in which the Companies and the Shareholder are a party, and (2) make such books and records available at the then current administrative headquarters of Merger Sub to the Companies, the Shareholder and their officers, employees and agents, upon reasonable notice and at reasonable times, at such parties sole risk and cost. The Companies and the Shareholder shall be entitled to make copies of any such books and records as that shall deem necessary at their sole cost and expense. The Merger Sub agrees to permit representatives of the Companies or the Shareholder to meet with employees of the Merger Sub on a mutually convenient basis in order to enable the Companies or the Shareholder to obtain additional information and explanations of any materials provided pursuant to this Section 7.2(E). If any such records are to be destroyed by the Purchaser or the Parent after the aforementioned three year period, the Purchaser or the Parent, as the case may be, shall first offer such records to the Shareholder and shall return the same to him should he so desire.

    (F) PUBLIC ANNOUNCEMENTS. Subject to applicable securities law or stock exchange requirements, at all times until the Closing Date, the Merger Sub shall promptly advise, and obtain the approval of the Companies before issuing, or permitting any of the Merger Sub's directors, officers, employees or agents, or any of the Merger Sub's subsidiaries, to issue any press release with respect to this Agreement or the transactions contemplated hereby.

    (G) CONFIDENTIAL INFORMATION. In the event that the Agreement is terminated or, if not terminated, until the Closing

Date, the confidentiality of any data or information received by Merger Sub regarding the business and assets of the Companies shall be maintained by Merger Sub and their representatives in accordance with the Confidentiality Agreement, provided, however, that nothing in this Section 7.2(G) shall prohibit the Merger Sub from making any press release or filings required, in the opinion of the Merger Sub, under the securities laws with respect to the transactions contemplated in the Agreement.

    (H)  CONDUCT OF BUSINESS.   The Parent and the Merger Sub are currently
engaged only in the businesses disclosed in its current SEC Reports and have no intentions to engage in any different lines. For a period ending at the earlier of (a) four (4) years from the Closing Date, or (b) such time that the Shareholder (including his ex-spouse and his children) owns less than fifteen per cent (15%) of the Parent Common Stock, Parent agrees not to enter any new line of business outside the compression services business and any business reasonably related thereto or to expand through a substantial investment or series of investments the domestic oil and gas exploration business of the Parent, as described in the Parent's most recent 10-K annual report, without the written prior approval of the Shareholder, which approval will not be unreasonably withheld.

    (I)  EMPLOYEE BENEFITS.   On the Closing Date, the Merger Sub shall offer
employment to each of the current employees of the Companies on the same terms as such employees are currently being employed and as disclosed to Merger Sub and the Parent herein, however, all such employees will remain "at will" employees and the Merger Sub shall be under no obligation to either continue such employment or to offer any such employees any sort of employment agreement. The Merger Sub shall continue generally the employee benefits of such employees for a reasonable period following the Closing. To the extent permitted by applicable law, each employee of any of the Companies shall be given credit for all service with any of the Companies (or service credited by any of the Companies) under all employment benefit plans, programs, policies and arrangements maintained by the Surviving Corporation or the Parent in which they participate or in which they become participants for purposes of eligibility, vesting and benefit accrual including, without limitation, for the purposes of determining (i) short-term and long-term disability benefits, (ii) severance benefits, (iii) vacation benefits and (iv) benefits under any retirement plan.

    (J)  MERGER.   Following the Closing, neither the Parent nor the Surviving
Corporation shall take any action or fail to take any action if such action of failure to take such action would result in this transaction not qualifying as a reorganization pursuant to Section 368(a)(1)(A) or 368(a)(2)(D) of the Code. Without limiting the generality of the foregoing, the Surviving Corporation also covenants and agrees as follows:

         (i) Following the Closing, the Surviving Corporation will not issue shares of its capital stock that would result in the Parent losing control of the Surviving Corporation within the meaning of Section 368(c)(1) of the Code;

         (ii) Following the closing, the Surviving Corporation will continue the historic business of the Company or use a significant portion of the Company's business assets in a business; and

         (iii) No stock of the Surviving Corporation will be issued to the Company, the Company Shareholders or any affiliate of either the Company or the Shareholder in connection with the transactions contemplated hereby.

                                      ARTICLE 8

    8.   CONDITIONS.

    8.1 CONDITIONS TO THE OBLIGATIONS OF THE MERGER SUB AND THE PARENT. The obligations of the Merger Sub and the Parent to proceed with the Closing are subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the Merger Sub and the Parent; provided, however, that no such waiver of a condition shall constitute a waiver by the Merger Sub or the Parent of any of their other rights or remedies, at law or in equity, if the Companies (or any of them) or the Shareholder shall be in breach or default of any of such Party's representations, warranties or covenants under or contained in this Agreement:

    (A) COMPLIANCE. The Company and the Shareholder shall each have performed, satisfied and complied with their respective covenants and agreements contained herein, each of their representations and warranties contained in
Article 12 hereof shall be true on and as though made on and as of the Closing Date, and each of the conditions specified in this Agreement has been satisfied on or before the Closing Date.

    (B)  OFFICERS' CERTIFICATE.   The Merger Sub and the Parent shall have
received a certificate, dated the Closing Date from the chief executive officer of each of the Companies and the Shareholder certifying that the matters specified in Section 8.1(A) are correct.

    (C) LEGAL OPINION. Merger Sub shall have received from the Company's special counsel, Mayor, Day, Caldwell & Keeton and the Company's Louisiana counsel Theus, Grisham, Davis & Leigh, an opinion dated the Closing Date in form and substance satisfactory to the Parent and the Merger Sub opining as to the matters set forth on Exhibit D attached hereto.

    (D) NO ORDERS. The Closing shall not violate any order or decree of any court or governmental body having competent jurisdiction over the transactions contemplated by this Agreement.

    (E) SECRETARY'S CLOSING CERTIFICATE. The Merger Sub and the Parent shall have received a certificate dated the Closing Date in form and substance reasonably satisfactory to the Merger Sub from the Secretary or Assistant Secretary of the Company, certifying that (i) attached to such certificate are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the transactions contemplated by this Agreement which remain in full force and effect, (ii) attached to such certificate are true, correct and complete copies of the certificates or articles of incorporation, bylaws, or equivalent governing instrument, each as amended to the Closing Date, of the Company, (iii) attached to such certificate is a true and correct copy of the shareholders resolutions of the Company approving and consenting to the transactions contemplated by this Agreement, and
(iv) the incumbency of each officer executing this Agreement and all documents and instruments executed in connection thereof.

    (F) ABSENCE OF LITIGATION. No material proceeding pertaining to the transactions contemplated by this Agreement or to their consummation, shall have been instituted or threatened on or before the Closing Date.

    (G) THIRD PARTY CONSENTS. All necessary agreements, consents and approvals of any persons or entities to the consummation by the Company or the Shareholder of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by this Agreement shall have been received by the Merger Sub and the Parent and shall be in a form and substance reasonably satisfactory to the Merger Sub and the Parent.

    (H) LEGISLATION. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make the transactions contemplated by this Agreement illegal or otherwise prevent the consummation thereof.

    (I) TERMINATION OF EXISTING LEASE. The existing leases for the Farm Property and the Real Property shall have been terminated on terms reasonably
satisfactory to the Merger Sub.   A new lease for the Farm Property shall have
been executed in the form of Exhibit E attached hereto.

    (J) EMPLOYMENT CONTRACT. The Shareholder shall have executed and delivered to the Merger Sub the Employment Agreement with the Merger Sub in the form of Exhibit "A" attached hereto (the "Shareholder Employment Agreement") under which the Shareholder would become the chief operating officer of the Parent as to compressor operations.

    (K) OTHER EMPLOYMENT AGREEMENT. Andy Payne and Dan McCormick shall have executed and delivered to the Merger Sub the Employment Agreements in the form of Exhibit "B" and "C" attached hereto (the "Other Employment Agreements").

    (L) MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the property, plant, assets or prospects of the Companies (or any of them), the Property, or the Business.

    (M) BANK ACCOUNTS. At the Closing, control over all bank accounts, cash management accounts, savings accounts or similar funds of Companies shall be transferred to persons designated by Merger Sub in a manner satisfactory to Merger Sub.

    (N) ENVIRONMENTAL REVIEW REPORT. The Merger Sub shall have received, at the Merger Sub's expense, an environmental review report from a Person satisfactory to the Merger Sub as to the absence of any evidence of noncompliance with any Environmental Laws that could materially affect the Business or the Property.

    (O) FINANCING. The Parent shall have the debt and equity necessary to consummate the transactions contemplated by this Agreement.

    (P) REGISTRATION RIGHTS AGREEMENT. The Sellers and the Shareholder and the Shareholder shall have executed the Registrations Rights Agreement attached hereto as Exhibit F (the "Registration Rights Agreement").

    (R) ASSET PURCHASE AGREEMENT. The Asset Purchase Agreement shall not have been terminated and all conditions to the consummation of the Asset Purchase Agreement shall have been satisfied.

    (S) INDEMNIFICATION AGREEMENT. The Shareholder, the Merger Sub and the Parent, shall have executed the Indemnification Agreement attached hereto as Exhibit G (the "Indemnification Agreement").

    (T) SHAREHOLDER APPROVAL. The shareholders of the Company shall have approved the Merger.

    (U) REORGANIZATION. The Merger shall qualify as a tax free reorganization under Sections 368(a)(1)(A) or 368(a)(2)(D) of the Code.

    8.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDER. The obligations of the Company and the Shareholder to proceed with the Closing are subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the Company and the Shareholder; provided, however, that no such waiver of a condition shall constitute a waiver by the Company or the Shareholder of any of their other rights or remedies, at law or in equity, if the Merger Sub or the Parent shall be in breach or default of any of their representations, warranties or covenants under or contained in this Agreement:

    (A) COMPLIANCE. The Merger Sub and the Parent shall have each performed, satisfied and complied their respective covenants and agreements contained herein, their respective representations and warranties contained in Article 6 hereof shall be true on and as though made on and as of the Closing Date, and each of the conditions specified in this Agreement has been satisfied on or before the Closing Date.

    (B) OFFICERS' CERTIFICATE. The Company shall have received a certificate, dated the Closing Date, executed by an executive officer of each of the Parent and the Merger Sub certifying as to the matters specified in Section 8.2(B) hereof.

    (C) LEGAL OPINION. The Company shall have received from Merger Sub's counsel, Schlanger, Mills, Mayer & Grossberg, an opinion dated the Closing Date in form and substance satisfactory to the Company, opining as to the matters set forth Exhibit E attached hereto.

    (D) NO ORDERS. The Closing shall not violate any order or decree of any court or governmental body having competent jurisdiction over the transactions contemplated by this Agreement.

    (E) ACTIONS AND PROCEDURES. No meritorious actions, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been initiated or threatened to restrain, prohibit or invalidate any of the transactions contemplated by this Agreement.

    (F) THE SHAREHOLDER EMPLOYMENT AGREEMENT AND THE OTHER EMPLOYMENT AGREEMENTS. The Merger Sub shall have executed and delivered to the Shareholder the Shareholder Employment Agreement and to Messrs. Payne and McCormick the Other Employment Agreements.

    (G)  BOARD SEATS.   The Shareholder and Andy Payne shall have been elected
or appointed to the Board of Directors of the Parent.

    (H) REGISTRATION RIGHTS AGREEMENT. The Parent shall have executed and delivered the Registrations Rights Agreement.

    (I) ASSET PURCHASE AGREEMENT. The Asset Purchase Agreement shall not have been terminated and all conditions to the consummation of the Asset Purchase Agreement shall have been satisfied.

    (J) THE INDEMNIFICATION AGREEMENT. The Parent shall have executed and delivered the Indemnification Agreement.

    (K) SHAREHOLDER APPROVAL. The Shareholder of the Company shall have approved the Merger.

    (L) ABSENCE OF LITIGATION. No material proceeding pertaining to the transactions contemplated by this Agreement or to their consummation, shall have been instituted or threatened on or before the Closing Date.

    (M) THIRD PARTY CONSENTS. All necessary agreements, consents and approvals of any persons or entities to the consummation by the Sellers or the Shareholder of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by this Agreement shall have been received by the Merger Sub and the Parent and shall be in a form and substance reasonably satisfactory to the Sellers and the Shareholder.

    (N) REORGANIZATION. The Merger shall qualify as a tax free reorganization under Sections 368(a)(1)(A) or 368(a)(2)(D) of the Code.

                                      ARTICLE 9

    9.   TERMINATION.

    9.1 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

         (A)  By the mutual written agreement of the Sellers and the Merger Sub;

         (B) By any Party hereto, if the Closing has not occurred prior to July 31, 1997;

         (C) By any Party hereto, if the Merger Agreement shall have been cancelled or terminated;

         (D) By any Party hereto, if all of the Exhibits to this Agreement have not been finalized and agreed to by the Parties on or before the Schedule Delivery Date;

         (E) By the Company and the Shareholder, if the Company and the Shareholder should be dissatisfied with any disclosures contained in the schedules to be delivered by the Merger Sub and the Parent and the Company or the Shareholder delivers the required notice under Section 1.5 within five business days following the Schedule Delivery Date;

         (F) By the Merger Sub and the Parent, if the Merger Sub and the Parent should be dissatisfied with any disclosures contained in the schedules to be delivered by the Sellers and the Shareholder and either the Parent or the Merger Sub delivers the required notice under Section 1.5 within five business days following the Schedule Delivery Date; or

         (G) If the occurrence of the closing transactions would violate any order, decree or judgment prohibiting the consummation of this Agreement.

    9.2 EFFECT OF TERMINATION. The following provisions shall apply in the event of a termination of this Agreement:

         (A) If this Agreement is terminated by the Company or by the Merger Sub as permitted under Section 9.1 hereof (including Sections 9.1(A), (E) or (F)) and not as the result of the failure of any Party to perform its obligations hereunder without lawful justification, such termination shall be without liability to any Party to this Agreement or any stockholder, director, officer, employee, agent or representative of such Party.

         (B) If this Agreement is terminated after five business days following the Schedule Delivery Date for any reason or reasons other than a breach by the Company or the Shareholder of their obligations under this Agreement or a refusal by the Merger Sub or the Parent to close by virtue of a decision reasonably made and in good faith that some aspect of the business of the Companies (i.e. financial, legal or business matters or the prospects of the Companies) or related Companies or the Shareholder has led them to decide not to proceed with the transactions contemplated hereby, then Merger Sub and the Parent shall pay to the Companies, the Company and the Shareholder the amount set forth in the Asset Purchase Agreement as liquidated damages for the termination of this Agreement and the Asset Agreement. The Parties acknowledge and agree that the amount of actual damages to be suffered by the Companies, the Company and the Shareholder will be difficult to estimate and that the amount set forth above is reasonable.

         (C) If this Agreement is terminated as a result of the failure of the Companies or the Shareholders to perform their obligations hereunder without lawful justification, the Companies and the Shareholder, jointly and severally, shall be fully liable for any and all damages sustained or incurred by the Merger Sub or the Parent, subject to the terms of the Indemnification Agreement.

                                      ARTICLE 10

    10.  GENERAL PROVISIONS.

    10.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations and warranties set forth in this Agreement other than the representations and warranties of the Shareholder contained in Sections 5.2, 5.3, 5.4, 5.6. 5.10 and 5.23 shall survive the Closing until April 30, 1999. The representations and warranties contained in Sections 5.2, 5.3, 5.4, 5.6.
5.10 and 5.23 shall survive the Closing until the expiration of the applicable statute of limitations. All covenants and agreements and in any certificate or instrument delivered in connection herewith shall survive the Closing; except that the covenant to indemnify any Party hereunder by another Party hereunder for a misstatement of, or omission from, any representation or warranty shall survive until the expiration of the particular representation or warranty as to which indemnification is claimed or sought (the "Representation Expiration Date") and thereafter only with respect to those claims for indemnification for a misstatement of, or omission from, any representation or warrant which are made prior to the applicable Representation Expiration Date.

    10.2 NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

         (A)  If to the Parent or the Merger Sub:

              Equity Compression Services Corporation
              2501 Cedar Springs Road, Suite 600
              Dallas, TX  75201
              Attention:  President

              With copies to:

              Ray C. Davis
              Energy Transfer Company

              2838 Woodside
              Dallas, TX  75204

              and

              Schlanger, Mills, Mayer & Grossberg
              5847 San Felipe, Suite 1700
              Houston, Texas  77056
              Attention:  Kyle Longhofer

         (B)  If to Sellers or the Shareholder to:

              Dennis W. Estis
              Ouachita Energy Corp.
              228 Industrial Street
              West Monroe, LA  71292

              With a copy to:

              Mayor, Day, Caldwell & Keeton, LLP
              700 Louisiana, Suite 1900
              Houston, TX 77002
              Attention:  Ed Rogers

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

    10.3 ASSIGNMENT, BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, the shareholders of the Company, the officers, directors and employees of the Company and other named beneficiaries of covenants or agreements in the Agreement, or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    10.4 ENTIRE AGREEMENT. This Agreement, the Exhibits, the Confidentiality Agreement, the Asset Purchase Agreement, the Indemnification Agreement and any schedules or agreements delivered in connection with this Agreement or the consummation of the Merger constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No information previously provided, addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

    10.5 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of Company and Parent, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further Approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    10.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of Company and Parent hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

    10.7 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

    10.8 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

    10.9 INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

    10.10 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any Party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

    10.11 GENERAL INTERPRETIVE PRINCIPLES. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

    (a) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

    (b) accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP;

    (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to be designated Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

    (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

    (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

    (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

    10.12 REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any Party at the Closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The Parties agree that any such reproduction shall be admissible into evidence as the original itself in any judicial or administrative proceedings whether or not the original is in existence and whether or not such reproduction was made by a Party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible into evidence.

    10.13 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any Provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

    10.14 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

    10.15 SUBSIDIARIES. As used in this Agreement, the word "Subsidiary" when used with respect to any Party means any corporation, partnership or other organization, whether incorporated or unincorporated, of which such Party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such Party is a general partner. When a reference is made in this Agreement to Significant Subsidiaries, the words "Significant Subsidiaries" shall refer to Subsidiaries (as defined above) which constitute "significant subsidiaries" under Rule 405 promulgated by the SEC under the Securities Act.

    10.16 CHANGES IN APPLICABLE LAW. Notwithstanding anything herein to the contrary, if subsequent to the Closing, regulations are promulgated under
Section 368 of the Code such that as applicable to the Merger, continued ownership of the Parent Common Stock issued in connection with Merger is not required in order for the Merger to qualify as a reorganization under Section 368(a)(1)(A) and 368(a)(2)(D) of the Code, then the Parties hereby agree that both the representations set forth in Section 5.10(a) and the covenant set forth in the third sentence of Section 7.1(H) shall be automatically withdrawn and shall be binding against the Shareholder. Notwithstanding anything herein to the contrary, is subsequent to the execution of this Agreement, regulations are promulgated under Section 368 of the Code such that as applicable to the Merger, additional transfer of assets of the Company are permitted without causing the Merger to fail to qualify under Section 368(a)(1)(A) and 368(a)(2)(D) of the Code, then the Parties hereby agree that the reference to "Section 368(a)(2)(C) of the Code" in
Section 5.22(C) shall be modified to read as "Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.386-1(d)."

    10.17 EXPENSES. Except as specifically provided herein, all legal and other costs and expenses in connection with this Agreement and the transactions contemplated hereby shall be paid by the Shareholder on one hand or the Parent, as the case may be, depending upon which Party incurred such costs and expenses. As set forth in the Asset Purchase Agreement and subject to the limitations set forth therein, at the Closing and subject to the consummation of the transactions contemplated by this Agreement and the Asset Purchase Agreement, the Purchaser shall pay a portion of the Shareholder's expenses incurred in connection with the transactions contemplated hereby and the transactions contemplated by the Asset Purchase Agreement.

    IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                       EQUITY COMPRESSION SERVICES CORPORATION

                                       By:
                                             ---------------------------------
                                       Name:
                                             ---------------------------------
                                       Title:
                                             ---------------------------------


                                       OEC ACQUISITION CORPORATION


                                       By:
                                             ---------------------------------
                                       Name:
                                             ---------------------------------
                                       Title:
                                             ---------------------------------


                                       OUACHITA ENERGY CORPORATION

                                       By:
                                             ---------------------------------
                                       Name:
                                             ---------------------------------
                                       Title:
                                             ---------------------------------


                                       ---------------------------------------
                                       DENNIS W  ESTIS